                                                                     EXHIBIT 2.3

                      TERMINAL PURCHASE AND SALES AGREEMENT


                                     BETWEEN


                           EXXONMOBIL OIL CORPORATION,
                                     SELLER


                                       AND


                             BUCKEYE TERMINALS, LLC,
                                      BUYER


                                 --------------



                           BUFFALO, NEW YORK TERMINAL

                                JANUARY 21, 2005

ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II TERMINAL..............................................................................................12

   2.1 TERMINAL..................................................................................................12

   2.2 EXCLUSIONS................................................................................................13

   2.3 DISCLAIMER................................................................................................14

   2.4 INVENTORIES...............................................................................................15

ARTICLE III PURCHASE PRICE.......................................................................................18

   3.1 PURCHASE PRICE............................................................................................18

   3.2 PAYMENT OF PURCHASE PRICE.................................................................................18

   3.3 ALLOCATION OF PURCHASE PRICE..............................................................................18

   3.4 LIKE-KIND EXCHANGE........................................................................................18

   3.5 RIGHT OF FIRST REFUSAL....................................................................................19

ARTICLE IV THE CLOSING...........................................................................................20

   4.1 TIME AND PLACE; ESCROW AGENT..............................................................................20

   4.2 SELLER'S DELIVERIES.......................................................................................21

   4.3 BUYER'S DELIVERIES........................................................................................22

   4.4 AGREEMENTS................................................................................................23

   4.5 EFFECTIVENESS OF AGREEMENTS...............................................................................23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................23

   5.1 ORGANIZATION..............................................................................................23

   5.2 DUE AUTHORIZATION.........................................................................................23

   5.3 NO VIOLATION..............................................................................................24

   5.4 TITLE TO PROPERTIES.......................................................................................24

   5.5 LITIGATION................................................................................................25

   5.6 CONDEMNATION AND ZONING...................................................................................25

   5.7 PERMITS...................................................................................................25

   5.8 CONDITION OF TERMINAL.....................................................................................26

   5.9 MATERIAL CONTRACTS........................................................................................26

   5.10 COMPLIANCE WITH LAWS.....................................................................................26

   5.11 CONSENTS.................................................................................................26

   5.12 TAXES....................................................................................................26

   5.13 FOREIGN PERSON...........................................................................................27

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................27

   6.1 ORGANIZATION..............................................................................................27

   6.2 DUE AUTHORIZATION.........................................................................................27

   6.3 NO VIOLATION..............................................................................................28

ARTICLE VII ENVIRONMENTAL........................................................................................28

   7.1 FEASIBILITY STUDY PERIOD..................................................................................28

   7.2 BASELINE CONDITION........................................................................................28

   7.3 DURATION OF SELLER'S REMEDIATION OBLIGATIONS..............................................................29

   7.4 REMEDIATION OF BASELINE CONDITION.........................................................................30

   7.5 RELEASE FROM REMEDIATION OBLIGATIONS ASSOCIATED WITH THE BASELINE CONDITION; EFFECT OF CLOSURE DATE.......34

   7.6 SELLER'S LIMITED ENVIRONMENTAL OBLIGATIONS................................................................35

   7.7 BUYER'S RELEASE OF SELLER FOR ENVIRONMENTAL LIABILITIES...................................................35

   7.8 SELLER'S ENVIRONMENTAL INDEMNITIES........................................................................35

   7.9 BUYER'S ENVIRONMENTAL INDEMNITIES.........................................................................39

   7.10 POST-CLOSING CONTAMINATION...............................................................................41

   7.11 OTHER ENVIRONMENTAL ISSUES...............................................................................45

   7.12 ARBITRATION PROCEDURES...................................................................................50

   7.13 ENVIRONMENTAL NOTICES....................................................................................51

ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING.....................................................................53

   8.1 OBLIGATION OF BUYER TO CLOSE..............................................................................53

   8.2 OBLIGATION OF SELLER TO CLOSE.............................................................................54

ARTICLE IX INDEMNIFICATION.......................................................................................56

   9.1 DEFINITIONS...............................................................................................56

   9.2 INDEMNIFICATION BY SELLER.................................................................................56

   9.3 INDEMNIFICATION BY BUYER..................................................................................57

   9.4 CONFLICT..................................................................................................57

   9.5 PROCEDURES................................................................................................58

ARTICLE X SURVIVAL...............................................................................................59

   10.1 REPRESENTATIONS AND WARRANTIES...........................................................................59

   10.2 COVENANTS................................................................................................59

ARTICLE XI TITLE COMMITMENT; SURVEY; RISK OF LOSS................................................................60

   11.1 TITLE INSURANCE..........................................................................................60

   11.2 SURVEY...................................................................................................60

   11.3 TITLE OBJECTIONS.........................................................................................60

   11.4 RISK OF LOSS.............................................................................................61

ARTICLE XII FURTHER ASSURANCE....................................................................................62

ARTICLE XIII COSTS AND EXPENSES..................................................................................62

   13.1 BROKERAGE COMMISSIONS....................................................................................62

   13.2 CLOSING ADJUSTMENTS......................................................................................62

   13.3 TIMING OF ADJUSTMENTS....................................................................................64

ARTICLE XIV CASUALTY AND CONDEMNATION............................................................................64

   14.1 NOTICE OF FIRE CASUALTY OR CONDEMNATION..................................................................64

   14.2 BUYERS ELECTION..........................................................................................65

   14.3 EXCLUSIVE REMEDY.........................................................................................65

ARTICLE XV GENERAL; ADDITIONAL COVENANTS.........................................................................65

   15.1 TERMINATION..............................................................................................65

   15.2 SPECIFIC PERFORMANCE.....................................................................................66

   15.3 ENTIRE AGREEMENT.........................................................................................66

   15.4 HEADINGS.................................................................................................66

   15.5 NOTICES..................................................................................................66

   15.6 EXHIBITS AND SCHEDULES...................................................................................67

   15.7 SEVERABILITY.............................................................................................67

   15.8 WAIVER...................................................................................................68

   15.9 ASSIGNMENT...............................................................................................68

   15.10 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARY.........................................................68

   15.11 GOVERNING LAW...........................................................................................68

   15.12 CHOICE OF FORUM.........................................................................................68

   15.13 WAIVER OF JURY TRIAL....................................................................................69

   15.14 COMMERCIALLY REASONABLE EFFORTS: TIME OF ESSENCE........................................................69

   15.15 AMENDMENTS..............................................................................................69

   15.16 COUNTERPARTS............................................................................................69

   15.17 PUBLIC ANNOUNCEMENTS....................................................................................69

   15.18 TRANSITION ASSISTANCE...................................................................................70

   15.19 TAXES...................................................................................................70

   15.20 CONFIDENTIALITY.........................................................................................70

   15.21 NO PRESUMPTION AGAINST DRAFTER..........................................................................71

                             EXHIBITS AND SCHEDULES


Exhibit A         Real Property
Exhibit B         Improvements
Exhibit C         List of Items Excluded From Personal Property
Exhibit D         Books and Records
Exhibit E         Material Contracts
Exhibit F         Permits
Exhibit G         Improvements, Equipment and Goods Located at Terminal and
                  Not Owned by Seller
Exhibit H         Form of Special Warranty Deed
Exhibit I         Form of Bill of Sale for Improvements and Personal Property
Exhibit J         Form of Indemnity Letter to Title Company
Exhibit K         Form of Seller's FIRPTA Certification
Exhibit L         Form of Parent Guaranty
Exhibit M         Intentionally Left Blank
Exhibit N         Form of Assignment and Assumption of Permits and Contracts
Exhibit O         Form of Throughput Agreement
Exhibit P         Form of Fleet Lease Agreement
Exhibit Q         Form of Joint Letter Transferring Responsibility for
                  Remediation Activities
Exhibit R         Environmental Permits
Exhibit S         Form of Release
Exhibit T         Revenue-Generating Contracts

Schedule 3.3      Allocation of Purchase Price
Schedule 4.4(d)   Fleet Requirements
Schedule 5.4      Exceptions to Title
Schedule 5.5      Litigation
Schedule 5.10     Compliance With Laws
Schedule 5.11     Required Consents
Schedule 7.2      Environmental Documents

                      TERMINAL PURCHASE AND SALES AGREEMENT

         This Terminal Purchase and Sales Agreement ("Agreement") is made as of this 21st day of January, 2005 ("Effective Date"), by and between EXXONMOBIL OIL CORPORATION, a New York corporation ("Seller"), and BUCKEYE TERMINALS, LLC, a Delaware limited liability company ("Buyer"). In this Agreement, Buyer and Seller are sometimes individually referred to as a "Party" and collectively as the "Parties."

                                    PREMISES

         WHEREAS, Seller owns an active petroleum products terminal in Buffalo, New York, which Seller desires to sell and Buyer desires to purchase and operate as a petroleum products storage and handling terminal.

         NOW, THEREFORE, in consideration of the Premises and of the mutual covenants contained in this Agreement, Seller and Buyer hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

The following terms shall have the meanings set forth below for all purposes of this Agreement:

         1.1 "Affiliate" means, with respect to a Party, any individual or legal business entity that, directly or indirectly, controls, is controlled by, or is under common control with, such Party. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies.

         1.2 "Authorized Representative" means any employee, agent, representative, consultant, contractor, or subcontractor.

         1.3 "Baseline Condition" of the Terminal has the meaning specified in Section 7.2.

         1.4      "Books and Records" has the meaning specified in Section
                  2.1(e).

         1.5      "Bottoms" has the meaning specified in Section 2.4(a).

         1.6      "BS&W" means bottom sediment and water.

         1.7 "Buyer" means Buckeye Terminals, LLC, a Delaware limited liability company.

         1.8      "Casualty" has the meaning specified in Section 14.1(a).

         1.9 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.).

         1.10     "Closing" has the meaning specified in Section 4.1.

         1.11     "Closing Date" has the meaning specified in Section 4.1.

         1.12     "Closure Date" has the meaning specified in Section 7.3(a).

         1.13     "Code" means the Internal Revenue Code of 1986, as amended.

         1.14     "Condemnation" has the meaning specified in Section 14.1(b).

         1.15     "Consultant" has the meaning specified in Section 7.10(c).

         1.16 "Covered Environmental Condition" means an Environmental Condition that (i) was caused by Seller's operations at the Terminal prior to the Closing Date, (ii) is shown in the Environmental Documents, and (iii) is required to be remediated by an appropriate Governmental Authority under applicable Environmental Laws in effect at the time of such requirement.

         1.17 "Damages" means any and all obligations, liabilities, damages (including, without limitation, physical damage to real or personal property or natural resources), fines, liens, penalties, deficiencies, losses, judgments, settlements, personal injuries (including, without limitation, injuries or death arising from exposure to Regulated Substances), costs and expenses (including, without limitation, Environmental Costs, accountants' fees, attorneys' fees, fees of engineers, health, safety, environmental and other outside consultants and investigators, and reasonable court costs, appellate costs, and bonding fees), whether based in tort, contract or any local, state or federal law, common law, statute, ordinance or regulation, whether legal or equitable, past, present or future, ascertained or unascertained, known or unknown, suspected or unsuspected, absolute or contingent, liquidated or unliquidated, choate or inchoate or otherwise.

         1.18     "Defaulting Party" has the meaning specified in Section 15.1.

         1.19 "Early Termination Event" has the meaning specified in Section 7.3(b).

         1.20 "Effective Date" has the meaning specified in the preamble of this Agreement.

         1.21 "Environmental Condition" means the existence of Regulated Substances in or on the soil, surface water, groundwater at, on or under the Terminal, or migrating from the Terminal to a contiguous property or properties to the extent the levels of any such Regulated Substances exceed naturally occurring background levels in such areas.

         1.22 "Environmental Costs" means those costs and expenses that are actual out-of-pocket costs or expenses (including, but not limited to, reasonable and appropriate fees and disbursements for outside attorneys, engineers, health, safety, environmental and other outside consultants and investigators) incurred with respect to or as a result of any of the following: (i) Third Party Environmental Claim; (ii) Governmental Environmental Enforcement Action; or (iii) Remediation Activities; provided, however, Environmental Costs shall not include costs or expenses for services by

                  Buyer's or Seller's or their respective Affiliates' employees. With respect to Remediation Activities, Environmental Costs shall include, but not be limited to, (a) those expenditures reasonably necessary to implement the Remediation Activities, and (b) any fees paid to any Governmental Authority having jurisdiction and oversight responsibility over the Remediation Activities pursuant to applicable Environmental Law as in effect at the time of the Remediation Activities and reflected in a written invoice by such a Governmental Authority therefor. For purposes of this Agreement, Environmental Costs shall be incurred when the relevant services are performed as to Remediation Activities or claims asserted as to Governmental Environmental Enforcement Actions and Third Party Environmental Claims.

         1.23 "Environmental Documents" means those documents that are in Seller's possession and that are, (1) to the best of Seller's Knowledge, material with respect to Environmental Conditions at the Terminal and (2) listed on Schedule 7.2.

         1.24 "Environmental Law" or "Environmental Laws" means any and all applicable common law, statutes and regulations, of the United States, the State of New York, and local and county areas concerning the environment, preservation or reclamation of natural resources, natural resource damages, human health and safety, prevention or control of spills or pollution, or to the management (including, without limitation, generation, treatment, storage, transportation, arrangement for transport, disposal, arrangement for disposal, or other handling), Release or threatened Release of Regulated Substances, including without limitation, CERCLA, the Hazardous Material Transportation Authorization Act of 1994 (49 U.S.C.ss.5101 et seq.), the Solid Waste Disposal Act (42 U.S.C.

                  ss.6901 et seq.) (including the Resource Conservation and Recovery Act of 1976, as amended), the Clean Water Act (33 U.S.C.ss.1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C.ss.2701 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Safe Drinking Water Act (42 U.S.C.ss.300(f) et seq.), the Emergency Planning and Right-To-Know Act of 1986 (42 U.S.C.ss.11101 et seq.), the Endangered Species Act of 1973 (16 U.S.C.ss.1531 et seq.), the Lead-Based Paint Exposure Reduction Act (15 U.S.C.ss.2681 et seq.), and the National Environmental Policy Act of 1969 (42 U.S.C.ss.4321 et seq.), and all State of New York county and local laws of a similar nature to federal law, and the rules and regulations promulgated thereunder, each as amended and, unless otherwise provided in this Agreement, in effect as of the Closing Date.

         1.25 "Environmental Liabilities" means any Damages or Proceedings (whether incurred, existing or first occurring on, before or after the Closing Date) relating to or arising out of ownership or operation of the Terminal (whether on, before or after the Closing Date) pursuant to any applicable Environmental Laws as in effect at any time, including without limitation: (i) any Third Party Environmental Claim; (ii) any Governmental Environmental Enforcement Action; or (iii) any Remediation Activities.

         1.26 "Environmental Permits" shall mean those permits, authorizations, approvals, registrations, certificates, orders, waivers, variances or other approvals and licenses issued by or required to be filed with any Governmental Authority under any applicable Environmental Law that are in the name of Seller, related solely to the Terminal, and shown on Exhibit R.

         1.27     "Excluded Work" has the meaning specified in Section 7.9(i).

         1.28     "Feasibility Study Period" has the meaning specified in
                  Section 7.1.

         1.29 "Governmental Authority" or "Governmental Authorities" means any federal, state or local governmental authority, administrative agency, regulatory body, board, commission, judicial body or other body having jurisdiction over the matter.

         1.30 "Governmental Environmental Enforcement Action" means any order, settlement agreement, consent decree, directive, notice of violation, notice of enforcement, letter of notice, notice of noncompliance, corrective action, or similar type of legal requirement or instrument that is issued by, entered into with, or otherwise required by a Governmental Authority with respect to an actual or alleged noncompliance under applicable Environmental Laws.

         1.31     "Improvements" has the meaning specified in Section 2.1(b).

         1.32     "Incremental Costs" has the meaning specified in Section
                  7.10(a)(i).

         1.33     "Indemnitee" has the meaning specified in Section 9.5(a).

         1.34     "Indemnitor" has the meaning specified in Section 9.5(a).

         1.35     "Linefill" has the meaning specified in Section 2.4(a).

         1.36 "Material Contracts" means all material contracts to which Seller or one of its Affiliates is a party relating solely to the Terminal, which contracts are described in Exhibit E. The term "Material Contracts" does not include any Revenue Generating Contracts.

         1.37     "MPLCO" means Mobil Pipe Line Company, a Delaware corporation.

         1.38     "Non-Defaulting Party" has the meaning specified in Section
                  15.1.

         1.39 "Off-Site" means those areas contiguous to the Real Property to be conveyed under this Agreement and not considered On-Site.

         1.40 "Off-Site Disposal Activities" means any off-site transportation, storage, disposal, or treatment, or any arrangement for off-site transportation, storage, disposal, or treatment of any Regulated Substance; provided however, that the term "Off-Site Disposal Activities" shall not include (i) the Off-Site portion of an Environmental Condition that has migrated from the Terminal, (ii) Environmental Conditions on Off-Site contiguous property under terminal dock lines and dock facilities, if any, and (iii) Environmental Conditions of waterways extending beyond the Terminal's shoreline, if any.

         1.41 "Off-Site Remediation Activities" means any Remediation Activities with respect to the Terminal that relate to Off-Site Disposal Activities.

         1.42 "On-Site" means the Real Property to be conveyed under this Agreement.

         1.43 "Order" means any current judgment, order, settlement agreement, writ, injunction or decree of any Governmental Authority having jurisdiction over the matter and still in effect as of the Closing Date.

         1.44     "Permits" has the meaning specified in Section 2.1(g).

         1.45     "Permitted Title Exceptions" has the meaning specified in
                  Section 5.4.

         1.46     "Personal Property" has the meaning specified in Section
                  2.1(d).

         1.47 "Proceedings" means any actions, causes of action, written demands, written claims, suits, investigations, and any appeals therefrom.

         1.48     "Products" has the meaning specified in Section 2.4(a).

         1.49     "Purchase Price" has the meaning specified in Section 3.1.

         1.50     "Qualified Intermediary" has the meaning specified in Section
                  3.4.

         1.51     "Real Property" has the meaning specified in Section 2.1(a).

         1.52 "Reasonable Written Notification" means written notice provided within thirty (30) days of any notice of an alleged claim being received from a third party in writing by the party seeking indemnity, but in any event prior to the date any formal response to such claim is required. Such written notice shall describe in reasonable detail the nature of the Damages and

                  Proceedings for which indemnification and defense is sought. Notice of any Third Party Environmental Claim or Governmental Environmental Enforcement Action shall include, at a minimum, a copy of the notice received from the Third Party or the Governmental Authority, respectively. Furthermore, if a Party receives notice from a Governmental Authority relating to a matter that may ultimately lead to a settlement agreement, consent decree, or supplemental environmental project, then Reasonable Written Notification shall be provided on the basis of such first notice, and not delayed until receipt of the ultimate settlement agreement, consent decree or supplemental environmental project.

         1.53 "Regulated Substance" means any (a) chemical, substance, material, or waste that is designated, classified, or regulated as "industrial waste," "hazardous waste," "hazardous material," "hazardous substance," "toxic substance," or words of similar import, under any applicable Environmental Law; (b) petroleum, petroleum hydrocarbons, petroleum products, petroleum substances, crude oil, and components, fractions, derivatives, or by-products thereof; (c) asbestos or asbestos-containing material (regardless of whether in a friable or non-friable condition), or polychlorinated biphenyls; and (d) substance that, whether by its nature or its use, is subject to regulation under any applicable Environmental Law in effect at that time or for which a Governmental Authority requires Remediation Activities with respect to the Terminal.

         1.54 "Release" shall have the meaning specified in CERCLA; provided, however, that, to the extent the Environmental Laws in effect at any time after the Closing Date establish a meaning for "Release" that is broader than that specified in CERCLA, such broader meaning shall apply to any "Release" occurring after Closing.

         1.55 "Related Purchase Agreement" means any of the following agreements: (i) the Terminal Purchase and Sales Agreement between Seller and Buyer of even date herewith for the petroleum products terminals located in Malvern, Pennsylvania, Binghamton, New York and Rochester, New York, and (ii) the Purchase and Sale Agreement between MPLCO and Buckeye Pipe Line Transportation LLC of even date herewith for the Paulsboro pipeline system, the petroleum products terminal in Syracuse, New York and other related assets.

         1.56 "Remediation Activities" means any investigation, study, assessment, testing, monitoring, containment, removal, disposal, closure, corrective action, remediation (regardless of whether active or passive), natural attenuation, bioremediation, response, cleanup or abatement, whether On-Site or Off-Site, of a Covered Environmental Condition to standards required by applicable Environmental Laws in effect at such time or as required by an appropriate Governmental Authority for property used for continued bulk petroleum storage and distribution.

                      It is expressly understood, however, that taking no action other than monitoring and sampling may constitute Remediation Activities if, after investigation, taking no action other than monitoring and sampling is determined to be consistent with or allowed under applicable Environmental Laws in effect at that time. If taking no action other than monitoring and sampling is not consistent with or allowed under applicable Environmental Laws in effect at that time, the alternative to taking no action other than monitoring and sampling, such as
                  (i) a risk-based closure that may or may not require institutional controls including, without limitation, structure and land use restrictions, well restrictions, declarations of environmental restriction or other forms of deed notice regarding the presence of contamination, and establishment of groundwater classification exception areas, or (ii) the installation of engineering controls to contain or stabilize Regulated Substances including, without limitation, caps, covers, dikes, trenches, leachate collection systems, signs, fences and access controls may constitute Remediation Activities, provided that any such alternative is consistent with or otherwise allowed under applicable Environmental Laws in effect at the time of performance.

         1.57 "Remediation Costs" means all costs incurred in the implementation of Remediation Activities including, but not limited to: capital, operating and maintenance costs; the cost of professional services allocable to the Covered Environmental Condition in connection with any remedy selection, design, investigation or monitoring of a Covered Environmental Condition; any installation, operation, monitoring and maintenance of monitoring wells, recovery wells and/or systems; injection wells and/or systems; assessment, investigation, remediation or treatment equipment or any response, cleanup remediation or removal required because of the presence of a Covered Environmental Condition, together with all response costs, oversight costs, fines, penalties and assessments levied in accordance with Environmental Laws.

         1.58 "Revenue Generating Contracts" means all contracts to which Seller or one of its Affiliates is a party relating to any of the Terminals and pursuant to which Seller generates income or revenue from a third party, including, without limitation, terminaling or throughput agreements and exchange agreements, more particularly described in Exhibit T.

         1.59 "Seller" means ExxonMobil Oil Corporation, a New York corporation.

         1.60 "Seller's Estimated Future Remediation Costs" has the meaning specified in Section 7.10(a)(ii).

         1.61 "Seller's Knowledge" means the knowledge of Seller's current supervisory employees who, in the normal scope of their employment would have knowledge of the matter.

         1.62     "Sunset Date" has the meaning specified in Section 7.5.

         1.63     "Survey" means an ALTA land title survey.

         1.64 "Taxes" means all taxes and similar governmental charges, imposts, levies, fees and assessments, however denominated, including interest, penalties or additions to any such tax that may become payable with respect thereto, whether disputed or not.

         1.65     "Terminal" has the meaning specified in Section 2.1.

         1.66     "Terminal Inventory" has the meaning specified in Section
                  2.4(a).

         1.67 "Third Party" means any individual or legal business entity other than: (i) a Party; (ii) a Party's Affiliates; (iii) a Party's Authorized Representatives; (iv) employees, officers, directors, agents and representatives and all successors of a Party and its Affiliates; and, (v) a Party's permitted assigns.

         1.68 "Third Party Environmental Claim" means a Proceeding by any Third Party alleging Damages relating to or arising out of exposure to, or Off-Site migration of, a Regulated Substance (including, without limitation, Damages for Proceedings arising under applicable Environmental Laws in connection with a Covered Environmental Condition and Damages for Remediation Activities undertaken by a Third Party at its property). Notwithstanding anything to the contrary in this Agreement, to the extent that Remediation Activities are required by Governmental Entities as a result of a Third Party Environmental Claim, such Remediation Activities shall be governed by the provisions under this Agreement dealing with Remediation Activities.

         1.69     "Title Commitment" has the meaning specified in Section 11.1.

         1.70 "Title Company" means First American Title Insurance Company or any other nationally recognized title insurance company selected by Buyer and reasonably approved by Seller.

         1.71     "Title Cure Period" has the meaning specified in Section 11.3.

         1.72 "Title Objections" means any liens, encumbrances, claims or exceptions that, in Buyer's reasonable judgement are unacceptable.

                                   ARTICLE II
                                    TERMINAL

         2.1 TERMINAL. On the terms and subject to the conditions of this Agreement and for the consideration stated in this Agreement, at the Closing, Buyer shall purchase and receive from Seller, and Seller shall sell, convey and deliver to Buyer, free and clear of any and all liens (including, but not limited to, federal, state and local tax liens), pledges and other encumbrances except for Permitted Title Exceptions, all of Seller's right, title and interest in and to the following, which taken together constitutes the "Terminal:"

             (a) The real property described in Exhibit A (the "Real Property");

             (b) The improvements located on the Real Property, including, but not limited to, above-ground and underground piping, buildings, underground and above-ground storage tanks, generic additive system, fixtures, facilities and appurtenances described on Exhibit B (the "Improvements"), but excluding the improvements described in Section 2.2 and in Exhibits C and G;

             (c) All transferable appurtenances, rights, privileges, easements, and licenses benefiting or pertaining to the Real Property;

             (d) All supplies, spare parts, tools, drawings, plats, files, equipment, furniture, and other property used solely in connection with the Terminal, except for: (i) any of Seller's equipment that Seller requires to conduct Remediation Activities after Closing, including but not limited to monitoring wells, and (ii) those items listed on Exhibit C (the "Personal Property");

             (e) The historical books and records relating to the Terminal's operations that are specified in Exhibit D (the "Books and Records"), including, but not limited to, manuals, and any documents on Exhibit D that are stored or maintained in electronic storage format, such as computer disks or tapes;

             (f) All Material Contracts (and all of Seller's rights and obligations thereunder) to the extent such contracts are assignable, to the extent assigned and assumed under the Assignment and Assumption of Permits and Contracts to be executed by the Parties at Closing (the form of which is attached as Exhibit N); and

             (g) The Environmental Permits and all other permits, licenses, registrations, certificates, consents, orders, notices, approvals or similar rights from any Government Authority that are necessary to the operation or ownership of the Terminal, as described on Exhibit F (the "Permits"), to the extent any of the above are assignable or transferable as indicated on Exhibit F.

         2.2 EXCLUSIONS. The transactions covered by this Agreement consist only of the sale of assets, and not the sale of a business. The Terminal excludes the following assets:

             (a) Intercompany accounts and contracts of Seller or its Affiliates;

             (b) Cash or bank accounts of Seller or its Affiliates;

             (c) Defenses and claims that Seller or its Affiliates could assert against third parties (except to the extent that such defenses and claims relate to liabilities that Buyer is assuming);

             (d) Accounts and notes receivable;

             (e) Accounts payable;

             (f) Trademarks, service marks, logos, insignia, imprints, brand identifications, advertising and trade names of Seller or its Affiliates;

             (g) The items listed on Exhibit C;

             (h) Monitoring wells and remediation equipment;

             (i) The improvements, equipment or goods located at the Terminal that are not owned by Seller, which are listed on Exhibit G;

             (j) Any insurance coverage under any insurance policies that relate to the Terminal , or any part of the Terminal, and any rights under such insurance policies, whether such policies benefit Seller, or any Affiliate of Seller, or any other person or entity, and whether such insurance policies are underwritten by one or more of Seller's Affiliates, or an unaffiliated third party. Any and all such policies that, but for the Closing, would have insured the Terminal, or any part of the Terminal, are deemed to be terminated, commuted and cancelled as of the moment of Closing;

             (k) Any books and records other than those listed on Exhibit D;

             (l) Anything else that is stated in this Agreement as remaining the property or responsibility of Seller, its Affiliates or any third party;

             (m) Any other property that is owned by Seller or its Affiliates and not used in connection with the Terminal;

             (n) Seller's liabilities, if any, under the litigation described on
Schedule 5.5; and

             (o) Any labor, employment, or collective bargaining agreements between Seller and its employees, or between an Affiliate of Seller and such Affiliate's employees, or any employee benefit plans of Seller or its Affiliates.

         2.3 DISCLAIMER. Buyer acknowledges that it has examined the Terminal, independently and personally. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE TERMINAL SHALL BE SOLD BY SELLER AND ACCEPTED BY

BUYER "AS IS, WHERE IS," WITH ALL FAULTS KNOWN AND UNKNOWN, WITH NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, DESIGN, OPERATION, CAPACITY OR OTHERWISE. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT OR RELATED TO BUYER'S INTENDED OR ACTUAL USE OF THE TERMINAL AFTER CLOSING. IN ADDITION, AND NOT BY WAY OF LIMITATION, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY, ACCURACY OR COMPLETENESS OF ANY OPERATING MANUALS COVERED AS PART OF THE TERMINAL'S BOOKS AND RECORDS. BUYER'S SUBSEQUENT USE OF SUCH MANUALS WILL BE AT BUYER'S OWN RISK AND BUYER RELEASES SELLER FROM ANY LOSS, LIABILITY, OR DAMAGE ARISING FROM, ASSOCIATED WITH, OR RELATED TO BUYER'S USE OF SUCH MANUALS. Within ninety (90) days after Closing, Buyer shall convert the Terminal's OPA 90 Plan, Marine Operator Manual, and SPCC Plan to its company name, and shall make any operational changes to such plans as Buyer in its discretion deems necessary or desirable. Seller will not be responsible for cleaning tanks or removing tank bottoms, including water, sludge, and sediment for tanks that are in service or idle as of the Closing Date, or prior to or after the Closing Date. At Closing, Seller shall execute a bill of sale in favor of Buyer, in substantially the form set forth on Exhibit I conveying any improvements, fixtures, equipment and personal property included in the Terminal, which bill of sale shall contain special warranties of title and the "AS IS, WHERE IS" provision contained in this Section 2.3.

         2.4 INVENTORIES.

             (a) Seller shall close or cause to be closed the Terminal to all receipts and deliveries of product at 12:00 midnight on the Closing Date. Beginning at 12:01 a.m. on the Closing Date, the Parties, or their Authorized Representatives, shall identify, calculate or measure all contents located (i) in above-ground Terminal storage tanks, and (ii) in the Terminal linefill, all of which contents are hereinafter called the "Terminal Inventory." The calculation of the Terminal Inventory shall be recorded using the following categories of items: (A) all volumes of BS&W as measured by hand gauge lines; (B) as measured by hand gauge lines, all volumes of petroleum products in above-ground storage tanks minus those products calculated as Bottoms in accordance with subsection 2.4(a)(C) ("Products"); (C) as determined by minimum tank operating levels established by the Terminal using certified tank strapping charts, all volumes of products below one of the following two points, whichever is physically higher ("Bottoms"): (i) that point where loading rack or critical transfer pumps lose suction, or (ii) if so equipped, that point of the tank where the support legs, at low setting, of an internal floating pan are just clear of striking the tank bottom; (D) all volumes of products in pipelines and other piping at the Terminal ("Linefill"); and (e) all volumes of generic additives. The volumes of petroleum products measured shall be adjusted to 60 degrees Fahrenheit and, as indicated by the separate measurement of BS&W, shall exclude any water. Buyer, or Buyer's Authorized Representatives, shall have the right to observe and agree to the identification, calculation and measurement of the Terminal Inventory.

             (b) At Closing, Seller shall transfer or cause to be transferred custody of the Products and Bottoms to Buyer and shall transfer or cause to be transferred title to and custody of the Terminal's BS&W, Linefill and generic additive to Buyer.

             (c) At Closing, title to all Products and Bottoms shall remain with Seller, its Affiliates or a Third Party or Parties identified by Seller.

             (d) At Closing, Seller shall apportion the Product and Bottoms among Seller, its Affiliates and the Third Parties which carry inventory at the Terminal. The amounts of Products and Bottoms so apportioned to any party shall be carried as such party's opening balance of Products under the Throughput Agreement (for Seller's

Products), dated as of the Closing Date, the form of which is attached as Exhibit O to this Agreement, or such other agreement as Buyer may determine, in the case of any Third Party. Seller shall indemnify, discharge and hold Buyer harmless from any claim by any such Third Party that it has an inventory balance in excess of the amount of Product apportioned to that Third Party, or any claim by any other person that such person has title to any Product at the Terminal as of the Closing.

             (e) At Closing, in addition to the Purchase Price, Buyer shall purchase from Seller:

                 (i) the Linefill for a price based on the monthly average (for the calendar month preceding the month of the Closing Date, excluding weekends and holidays) as reported in Platts Oilgram Price Report for Platt's New York Harbor Spot Barge Mid for the applicable product grade, plus the value related to the following items:

                        o Sun/Atlantic Pipe Line tariff from Pt. Breeze, PA to terminal destination ;

                        o  Line loss allowance of 4.62 cents per barrel; and

                        o  New York State Spill Tax;

                      and Seller shall transfer or cause to be transferred custody thereof and title thereto to Buyer.

                 (ii) all volumes of generic additive owned by Seller as of the
                      Closing for a price of $4.80 per gallon and Seller shall transfer or cause to be transferred custody thereof and title thereto to Buyer.

Within two business days after Closing, Seller shall invoice Buyer for the Linefill and generic additive as determined by the pricing formula set forth in this Section 2.4(e). Buyer shall pay such invoice within ten (10) business days after receiving such invoice.

             (f) At Closing, title to any party's proprietary additives, if any, shall remain with such party, although custody thereof will transfer to Buyer at Closing.

                                   ARTICLE III
                                 PURCHASE PRICE

         3.1 PURCHASE PRICE. The total monetary consideration to be paid by Buyer to Seller for the Terminal shall be Three Million Two Hundred Three Thousand U.S. Dollars ($3,203,000) (the "Purchase Price"), plus all taxes and fees applicable to bulk sales of petroleum products.

         3.2 PAYMENT OF PURCHASE PRICE. Subject to adjustment, if any, under
Section 14.1, at Closing, Buyer shall pay to Seller the Purchase Price in U.S. Dollars in immediately available federal funds via bank wire-transfer to a bank account designated by Seller, which designation shall be given to Buyer in writing at least three (3) business days prior to the Closing Date.

         3.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated for tax accounting purposes in accordance with Schedule 3.3 attached hereto. Buyer and Seller agree that they will not take (and will not permit any Affiliate to take), for income tax purposes, any position inconsistent with the allocation on Schedule 3.3.

         3.4 LIKE-KIND EXCHANGE. Each Party shall accommodate the other Party, pursuant to Section 1031 of the Code, to effect a tax-deferred exchange or like-kind property with respect to the Terminal. To effect such an exchange, Seller may require Buyer, among other things, to pay the Purchase Price for the Terminal to a trust or intermediary party ("Qualified Intermediary") designated by Seller, and Buyer may require Seller, among other things, to transfer title to the Terminal to a Qualified Intermediary. Such election shall be made, if at all, by notice to the other Party no later than ten (10) days after the signing of this Agreement. The Parties agree to execute such agreements and other documents as may be necessary to complete and otherwise effectuate a tax-deferred exchange in respect of the Terminal, provided that

(a) neither Party's obligations hereunder will be increased; (b) such documents shall not modify either Party's representations, warranties or obligations hereunder; (c) the Purchase Price paid by Buyer shall not be different from that which Buyer would have paid pursuant to Section 3.1; (d) neither Party s hall incur any additional cost, expense or liability as a result of its cooperation in such exchange; and (e) the Party requesting the like-kind exchange shall indemnify and hold harmless the other Party for any additional expenses, including, but not limited to, taxes and closing costs, and any cost or expense (including reasonable counsel fees) that such Party may suffer, sustain or become subject to as a result of: (i) the Purchase Price being paid to a Qualified Intermediary rather than Seller; (ii) the Terminal title being transferred to a Qualified Intermediary rather than to Buyer; and (iii) the Qualified Intermediary's subsequent use of the Purchase Price or the Terminal.

         3.5 RIGHT OF FIRST REFUSAL.

             (a) As part of the consideration for this Agreement, Buyer grants Seller for a period of thirty (30) years from the Closing Date the following right of first refusal: Buyer shall not (or shall not agree to) sell, convey, lease, grant options in respect to, or otherwise dispose of all or any part of the Real Property or any real property that includes the Real Property without first promptly notifying Seller in writing of all the terms and conditions of any bona fide offer received by and acceptable to Buyer. Buyer shall submit, with the notice to Seller, a full and accurate copy of such bona fide offer, certified to Buyer as being complete and acceptable to Buyer. Upon Buyer giving Seller notice, Seller has a 60-day period within which to exercise its right of first refusal, by giving Buyer notice, to purchase, lease, or otherwise acquire the Real Property, on the same terms and conditions as those on which Buyer is willing to make the sale, lease or other disposition to such other party.

             (b) If Seller exercises its right of first refusal, the closing will take place at the offices of Seller's title company, 60 days following Seller's exercise of its right of first refusal. At the closing, Buyer shall, if a fee interest is to be conveyed, deliver to Seller a valid Special Warranty Deed, in recordable form, and a bill of sale for any personal property of Buyer, both conveying good and marketable title, free and clear of all liens and encumbrances, except for any easements and restrictions set forth in the Permitted Title Exceptions to the extent applicable, on payment of the purchase price. In the case of any lease or other disposition of the Real Property or any real property including the Real Property, Buyer shall deliver to Seller an instrument in form and substance satisfactory to Seller and sufficient to transfer to Seller the interest proposed to be conveyed, free and clear of all liens and encumbrances, except for any easements and restrictions set forth in the Permitted Title Exceptions to the extent applicable, on payment of the purchase price. Failure by Seller to exercise this right of first refusal on one or more occasions will not affect the right of Seller to exercise its right of first refusal on any other occasion arising during the term of this right of first refusal.

             (c) The terms of this Section 3.5 shall survive the Closing and will be included in the Special Warranty Deed conveying the Real Property to Buyer, will be a covenant running with the land and will bind the successors and assigns of Buyer.

                                   ARTICLE IV
                                   THE CLOSING

         4.1 TIME AND PLACE; ESCROW AGENT. Subject to any extensions of the Closing Date under Section 11.3 and to satisfaction of the conditions set forth in Article VIII, the closing of the transaction contemplated hereby (the "Closing") shall be held at the offices of First American Title Insurance Company of New York on or before thirty (30) days after the satisfaction or waiver of the conditions set forth in Sections 8.1 (e), (j) and (k) and 8.2(d),
(e) and (f) (the "Closing Date"), or at such other time or place or in such other manner, including by mail, as Seller and Buyer may mutually agree in writing. Except as may be permitted by Section 11.3 and Article VIII of this Agreement, if Buyer fails to close on or before the Closing Date for any reason not permitted by this Agreement, Seller shall be entitled, in its discretion to:
(a) seek specific performance of this Agreement, or (b) terminate this Agreement and except as set forth in Section 15.1, neither Party will have any further right or obligation under this Agreement. In the event the conditions set forth in Sections 8.1 (e), (j) and (k) and 8.2 (d),
(e) and (f) have not been satisfied or waived and Closing has not occurred by June 30, 2005, then either Party may terminate this Agreement upon ten (10) days' written notice to the other Party. The Parties reserve the right to close through an escrow agent, mutually acceptable to both Parties. The costs of the escrow agent, if any, will be shared equally by both Parties.

         4.2 SELLER'S DELIVERIES. At the Closing, Seller shall deliver to Buyer the following:

             (a) Special Warranty Deed, or other document of title as may be required under applicable law, for the Real Property, in the form attached as Exhibit H, executed and acknowledged by Seller;

             (b) Bill of Sale for the Improvements and the Personal Property, in the form attached as Exhibit I, executed by Seller;

             (c) Possession of the Terminal;

             (d) Counterparts executed by Seller of those agreements required by the provisions of Section 4.4;

             (e) Certified copies of appropriate corporate action by Seller authorizing the transactions contemplated by this Agreement and authorizing the person(s) executing the documents listed in this Section 4.2 and Section 4.4 to enter into this Agreement and such other documents on behalf of Seller;

             (f) A copy of the executed Indemnity Letter to the Title Company , in the form attached as Exhibit J, if Seller elects under Section 5.4 to deliver such letter to the Title Company;

             (g) Such affidavits and certificates as the Title Company may reasonably require, including certificates necessary to delete standard title insurance exceptions and to protect Buyer against claims that may give rise to any mechanic's, materialman's or other liens against the Real Property related to Seller;

             (h) A certificate or affidavit certifying that the representations and warranties made by Seller in this Agreement are true and correct in all material respects as of the Closing Date;

             (i) A Non-Foreign (FIRPTA)Certification, in the form attached as Exhibit K, executed by Seller;

             (j) All consents or waivers received by Seller from Third Parties; and

             (k) Such other instruments and documents of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer to and assign to Buyer all of Seller's right, title and interest in and to the Terminals in accordance with Section 2.1.

         4.3 BUYER'S DELIVERIES. At the Closing, Buyer shall deliver to Seller, or effect the delivery to Seller of, the following:

             (a) The Purchase Price, in accordance with Sections 3.1 and 3.2;

             (b) Counterparts executed by Buyer of all those agreements required by the provisions of Section 4.4;

             (c) Certified copies of appropriate corporate action by Buyer authorizing the transactions contemplated by this Agreement and authorizing the person(s) executing the documents listed in this Section 4.3 and Section 4.4 to enter into this Agreement and such other documents on behalf of Buyer;

             (d) a Guaranty from Buckeye Partners, LP, in the form attached as Exhibit L;

             (e) A certificate or affidavit certifying that the representations and warranties made by Buyer in this Agreement are true and correct in all material respects as of the Closing Date; and

             (f) Such other instruments and documents, in form reasonably satisfactory to Seller and its counsel, as shall be necessary and effective to transfer to and assign to Buyer all of Seller's right, title and interest in and to the Terminal in accordance with Section 2.

         4.4 AGREEMENTS. The following agreements shall be entered into between Seller and Buyer on the Closing Date:

             (a) Assignment and Assumption of Permits (Including Environmental Permits) and Contracts in the form of Exhibit N;

             (b) Throughput Agreement in the form of Exhibit O; and

             (c) Fleet Lease Agreements for the Terminal granting Seller access to and use of portions of the Terminal for Seller's fleet as described in
Schedule 4.4(d), in the form of Exhibit P.

         4.5 EFFECTIVENESS OF AGREEMENTS. No agreement described in Section 4.4 shall be effective prior to Closing.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

          5.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is duly authorized to do business in, and is in good standing in the state where the Terminal is located, and has all requisite corporate power and authority to execute, deliver and perform this Agreement and each agreement and instrument to be executed and delivered by Seller pursuant hereto.

          5.2 DUE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and each agreement and instrument to be executed and delivered by

Seller pursuant hereto, and the taking by Seller of the actions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller. This Agreement is, and each agreement and instrument to be executed and delivered by Seller pursuant hereto will be, when so executed and delivered, a valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          5.3 NO VIOLATION. The execution, delivery and performance by Seller of this Agreement and each instrument and agreement to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of Seller's Articles of Incorporation or Bylaws, (b) to Seller's Knowledge, conflict with or result in a breach or default of any agreement (other than a Material Contract) or other instrument to which Seller is a party or by which it is bound, the adverse consequences of which, either individually or in the aggregate, would materially impair Buyer's ownership, use or operation of the Terminal from and after Closing, (c) violate or breach any Order applicable to Seller, (d) result in a breach, default, termination or acceleration of performance of any Material Contract, or (e) result in the imposition of an encumbrance, except for Permitted Title Exceptions, on the Terminal under any Material Contract.

          5.4 TITLE TO PROPERTIES. Except as specified in Schedule 5.4, Seller has, and on the Closing Date will have, good, marketable and indefeasible title to all of the Terminal. At Closing, Seller will convey the Terminal to Buyer free and clear of all mortgages, liens (including federal, state and local tax liens), claims, judgments, assessments, charges, pledges, security interests and other encumbrances, subject only to the following items (collectively, the "Permitted Title Exceptions"):

             (a) Those matters specified in Schedule 5.4;

             (b) Any tax, materialmen's and/or mechanic's lien against which Seller elects to indemnify the Title Company by delivering to Title Company an Indemnity Letter in the form of Exhibit J at Closing;

             (c) Such other matters as do not interfere in any material respect with the ownership, use, occupancy or operations of Buyer upon the Real Property as used in the normal course on the Closing Date; and

             (d) Any other matters approved in writing by Buyer.

          5.5 LITIGATION. Except as set forth in Schedule 5.5, there is no suit, action, claim, arbitration, administrative or legal or other Proceeding or governmental investigation pending or, to Seller's Knowledge, threatened against or related to the Terminal. Except as set forth in Schedule 5.5, there is no Order in effect relating specifically to the Terminal.

          5.6 CONDEMNATION AND ZONING. There is no condemnation or eminent domain proceeding pending or, to Seller's Knowledge, threatened against the Terminal by publication or other writing, nor is there any proceeding pending or, to Seller's Knowledge, threatened by publication or other writing, which could materially adversely affect the zoning classification of the Terminal in effect as of the date hereof. Seller is currently in the process of subdividing from the Terminal certain property used by Seller in connection with a service station contiguous to the Terminal. Seller makes no representation as to the zoning classification of such service station property or the effect the subdivision will have on the future ability to use any portion of the Terminal as a service station.

          5.7 PERMITS. Exhibits F and R list all material Permits and Environmental Permits in effect with respect to the Terminal on the date of this Agreement. Except as disclosed on Exhibits F and R, to Seller's Knowledge, neither Seller nor its Affiliates has received any notice of any claim or default relating to the Permits or Environmental Permits. To Seller's Knowledge, all material Permits and Environmental Permits are valid and in full force and effect and the permit holder is in compliance in all material respects therewith.

         5.8 CONDITION OF TERMINAL. Seller has continued to maintain and operate the Terminal in the ordinary course of its business, and will continue to do so until Closing.

          5.9 MATERIAL CONTRACTS. Seller has delivered to Buyer true and correct copies of all Material Contracts. The Material Contracts have not been modified except as provided in amendments delivered to Buyer. Neither Seller nor, to Seller's Knowledge, any other party to the Material Contracts, is in breach or default thereunder. Except as disclosed in Exhibit E, under the terms of the Material Contracts, the Material Contracts may be assigned to and assumed by Buyer without penalty or expense.

          5.10 COMPLIANCE WITH LAWS. Except (a) to the extent, if any, disclosed on Schedule 5.10 or in the Environmental Documents, (b) as to any matter with respect to which Seller has agreed to be responsible for or indemnify Buyer in
Article VII, and (c) as to any matter relating to, arising out of, or resulting in Remediation Activities at the Terminal, to Seller's Knowledge, Seller's ownership, use and operation of the Terminal as of the Closing Date will be in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders (including but not limited to, all applicable Environmental Laws) in effect and requiring compliance as of the Closing Date and Seller has not received notice from any Government Authority asserting any act of non-compliance.

         5.11 CONSENTS. Except as set forth on Schedule 5.11, no consent or approval from or filing with any Third Party is required in connection with the execution and performance by Seller of this Agreement , and there are no options or other preferential purchase rights held by any person or entity not a party to this Agreement to purchase or acquire any interest in the Terminal.

         5.12 TAXES. Seller has paid prior to the Closing Date all Taxes due and payable on or before the Closing Date assessed against the Terminal or Terminal

Inventory for all taxable years or taxable periods prior to the Closing Date (including portions of taxable years or periods with respect to which Taxes are due and payable on or before the Closing Date).

         5.13 FOREIGN PERSON. Seller is not a "foreign person" as defined in
Section 1445 of the Code and the regulations promulgated thereunder. Seller's U.S. tax identification number is 13-5401570.


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows:

          6.1 ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly authorized to do business in and is in good standing in the State of New York, and has all requisite corporate power and authority to execute, deliver and perform this Agreement and each agreement and instrument to be executed and delivered by Buyer pursuant hereto.

          6.2 DUE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each agreement and instrument to be executed and delivered by Buyer pursuant hereto, and the taking by Buyer of the actions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement is, and each agreement and instrument to be executed and delivered by Buyer pursuant hereto will be, when so executed and delivered, a valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

          6.3 NO VIOLATION. The execution, delivery and performance by Buyer of this Agreement and each instrument and agreement to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of Buyer's Certificate of Formation or limited liability company operating agreement, (b) to Buyer's knowledge, conflict with or result in a breach or default of any agreement or other instrument to which Buyer is a party or by which it is bound, or (c) violate or breach any Order applicable to Buyer.

                                   ARTICLE VII
                                  ENVIRONMENTAL

         7.1 FEASIBILITY STUDY PERIOD. Prior to the date of this Agreement Seller has made available to Buyer and its Authorized Representatives the Environmental Documents, Orders, and Environmental Permits. Seller has provided Buyer with timely, reasonable access to Seller's Authorized Representatives with knowledge of any relevant facts relating to the Environmental Documents, the Environmental Conditions, or the Remediation Activities. Seller has provided Buyer and its Authorized Representatives access to the Real Property prior to the signing of this document to inspect and to survey the Real Property and conduct Buyer's due diligence investigations of the Terminal ("Feasibility Study Period"). Seller has provided Buyer and its Authorized Representatives reasonable access during normal business hours to the Terminal to conduct such activities during the Feasibility Study Period, subject to Seller's policies and regulations regarding safety and security.

         7.2 BASELINE CONDITION. In order to establish the Environmental Condition of the Terminal, Seller, Buyer and Buyer's Authorized Representatives have reviewed or acknowledged the existence of the Environmental Documents, which include the results of all tests conducted by Buyer and its Authorized Representatives under Section 7.1, if any. Seller and Buyer have agreed that Schedule 7.2 includes or references all material information, known to exist by either Party, related to, affecting or concerning the Environmental Condition or status of the Terminal as of the Closing Date and that such information shall constitute the "Baseline Condition" of the Terminal. Seller shall not be responsible for any Environmental Condition not identified as part of the Baseline Condition.

         7.3 DURATION OF SELLER'S REMEDIATION OBLIGATIONS. Seller shall undertake the Remediation Activities set forth in this Article VII and shall be obligated to perform such Remediation Activities until the first of the following events (each a "Termination Event") occurs:

             (a) The occurrence of the Closure Date, which is defined to be the earlier to occur of:

             (i) Receipt of written notice from the appropriate Governmental Authority that either no further action as to remediation (excluding monitoring and any long term institutional or engineering controls, such as a fence or site security requirement) of the Terminal is required; or

             (ii) One (1) year from the date Seller submits a written notice documenting closure or requests a written no further action determination from the appropriate Governmental Authority, if (x) during that same one
      (1) year period Seller has received no objection from such Governmental Authority after reasonable efforts by Seller to obtain a response from the Governmental Authority; and, (y) Seller reasonably determines that the Baseline Condition has been remediated to the levels required by the applicable Governmental Authority;

             (b) The first occurrence of an Early Termination Event, which is defined to be:

                  (i) any failure by Buyer, after reasonable notice from Seller, to provide access in any material respect as required in Section 7.4(d);

                  (ii) any material interference by Buyer or its Authorized Representatives with Seller's conduct of the Remediation Activities; or

                  (iii) any change in all or any part of the Terminal to a residential use, or other change in use of all or any part of the Terminal that results in a materially adverse change in Seller's risk exposure hereunder.

         7.4 REMEDIATION OF BASELINE CONDITION. Seller will undertake, or shall ensure that its Affiliates or Authorized Representatives undertake, such Remediation Activities of the Baseline Condition as may be required by applicable laws, regulations, or government orders. Seller shall have no obligation for remediation or investigation beyond that which is required by applicable laws, regulations, or government orders by the appropriate Governmental Authorities.

             (a) Seller shall in good faith, endeavor to ensure that all Remediation Activities of the Baseline Condition are conducted as independently as possible from Buyer's operations of the Terminal, which may include, but is not limited to obtaining separate permits. Buyer and its Authorized Representatives shall cooperate in good faith with Seller in obtaining separate permits in such name as Seller and Buyer agree. Buyer, however, will provide Seller, or, if applicable, Seller's Affiliates and/or Authorized Representatives, with access to and use of any utilities, oil/water separators and/or wastewater treatment systems. Seller shall reimburse Buyer for Seller's proportionate share of such use.

             (b) Seller and Buyer shall exercise good faith efforts to the extent practicable and consistent with sound remediation practices to cooperate with each other with respect to (1) the location of Seller's monitoring wells or remediation equipment at the Terminal and (2) the undertaking of Seller's Remediation Activities at the Terminal so as to reasonably minimize any unreasonable interference with Buyer's operations at the Terminal. Seller shall exercise, or shall ensure that its Affiliates or Authorized Representatives exercise, all reasonable efforts to repair and/or restore the surface of the Real Property to its condition existing before Seller's Remediation Activities. If Buyer does not agree with the location of Seller's monitoring wells or remediation equipment, then Seller shall accommodate Buyer's suggestions so long as the costs associated with Buyer's suggestions do not increase the estimated costs of the remediation equipment and its installation or increase the scope or duration of Remediation Activities. If Seller, in its sole discretion, chooses to accommodate Buyer's suggestions as to location of Seller's monitoring wells or remediation equipment in Seller's final proposal and such accommodation results in increased costs, scope or duration from Seller's original proposal, Buyer will be solely responsible, and reimburse Seller, for all incremental costs (including engineering control costs) associated with accommodating Buyer's suggestions. Except as herein stated, final determination as to location and manner of installation of remediation, monitoring or testing equipment shall be Seller's.

             (c) The following provisions will govern contact by Buyer or its Authorized Representatives (which for purposes of this Section 7.4(c) shall include any tenants, customers, invitees, licensees or other users of the Terminal (other than Seller) after the Closing Date) with any Governmental Authority during the period beginning with date of this Agreement and ending on the first occurrence of the Closure Date or an Early Termination Event:

                  (i) Seller reserves the exclusive right to negotiate with any third party or Governmental Authority regarding remediation of any Covered Environmental Condition;

                  (ii) Seller will give Buyer five (5) days advance written notice of any negotiations with a Governmental Authority and Buyer and its Authorized

         Representatives may attend, but not actively participate in, any such negotiations;

                  (iii) The Parties acknowledge that Seller shall have the lead responsibility for setting policy, establishing direction and conducting negotiations with the Governmental Authority or third party relating to the remediation of any Covered Environmental Condition. Buyer shall ensure that neither Buyer nor any of its Authorized Representatives shall contact nor negotiate with the Governmental Authority or third party independently of Seller in connection with the remediation of such Covered Environmental Condition; and

                  (iv) Buyer shall ensure that neither Buyer nor any of its Authorized Representatives shall initiate any environmental assessment of the Terminal or contact any Governmental Authority or third party for the purpose of providing environmental information to such Governmental Authority or third party, unless and to the extent required by law.

If Buyer or any of its Authorized Representatives fail to comply with this
Section 7.4(c) and such failure to comply results in a material increase in costs, time or difficulty in Seller's Remediation Activities, then, in addition to any other remedies Seller may have at law or in equity, Buyer shall be solely responsible and liable for any incremental costs incurred by Seller as a result of Buyer's breach of this provision.

             (d) Buyer shall, at no cost to Seller, permit Seller and its Affiliates and Authorized Representatives reasonable access to the Terminal. Seller or its Affiliates or Authorized Representatives will provide forty-eight
(48) hours notice to Buyer for any routine Remediation Activities to be performed by Seller or its Affiliates or Authorized Representatives. Seller will provide thirty (30) days notice to Buyer for any Remediation Activities that Seller believes may result in a material impact to Buyer's operations. Seller and its Authorized Representatives, however, shall have immediate access to the Terminal in the event of an emergency or other situation related to its Remediation

Activities requiring immediate action. Notice may be provided verbally or in the form of a schedule. Buyer's and Seller's obligations under this Section 7.4(d) will be set forth in the deed conveying the Real Property, will be a covenant running with the land, and will bind the successors, heirs and permitted assigns of Buyer and Seller.

             (e) Seller and Buyer shall provide to the other copies of all reports, correspondence, notices, and communications sent or received from Governmental Authorities regarding the Environmental Condition of the Terminal or any remediation and/or investigation at the Terminal related to the Baseline Condition or other copies of all reports, correspondence, notices, and communications sent to or received from third parties concerning conditions that would obligate (financially or otherwise) Seller.

             (f) If any remediation equipment is required to be moved in order to accommodate Buyer, Buyer shall assume and be responsible for all costs and expenses (including engineering control costs) of removing, repairing or replacing any remediation equipment so affected.

             (g) Seller shall be responsible for and shall indemnify, defend and hold harmless Buyer from and against any Damages, including Damages to the Terminal, arising from Seller's or Seller's Authorized Representatives' negligence or willful misconduct in the course of Seller's Remediation Activities at the Terminal. For purposes of this Section 7.4(g), where Buyer is the indemnified party, the term "Buyer" shall include Buyer and its Affiliates and the directors, officers, employees, agents and representatives, and all successors and permitted assigns of the foregoing. If any Damages to the Terminal are caused by Seller's negligence or willful misconduct relating to Remediation Activities at the Terminal, Seller shall repair and restore the affected asset to its former condition as it existed immediately prior to any such Damages.

             (h) Buyer shall be responsible for any cost or expense to repair or replace any remediation equipment that is stolen or damaged as a result of any act or omission of Buyer or Buyer's Authorized Representatives (which for purposes of this Section 7.4(c) shall include any tenants, customers, invitees, licensees or other users of the Terminal (other than Seller) after the Closing Date). Buyer shall reimburse Seller for such costs within thirty (30) days after written demand for such costs.

             (i) Notwithstanding anything to the contrary in this Article VII, Seller shall have no obligation to continue to conduct or be responsible for Remediation Activities subsequent to a change of all or any part of the Terminal to a residential use, or other change in use of all or any part of the Terminal that results in a materially adverse change in Seller's risk exposure hereunder.

         7.5 RELEASE FROM REMEDIATION OBLIGATIONS ASSOCIATED WITH THE BASELINE CONDITION; EFFECT OF CLOSURE DATE. On the seventh (7th) anniversary of the Closing Date ("Sunset Date"), Buyer shall unconditionally, completely and forever release and discharge Seller, its Affiliates, and employees, officers, directors, agents and representatives and all successors and assigns of the foregoing, from all Environmental Liabilities, except (if the Closure Date has not occurred before the Sunset Date) any obligation by Seller to perform any Remediation Activities under this Agreement. The foregoing release will not apply to any obligation to perform Remediation Activities as may be required by Sections 7.8(a)(i), 7.8(b), and 7.8(c)(i) of this Agreement. On the Closure Date, Buyer shall unconditionally, completely and forever release and discharge Seller, its Affiliates, and employees, officers, directors, agents and representatives and all successors and assigns of the foregoing, from any obligation by Seller to perform any Remediation Activities under this Agreement. After Seller's obligation to conduct Remediation Activities are terminated pursuant to this Section 7.5, Buyer shall be solely responsible and liable for the cost and performance of any Remediation Activities that may in the future be required by any Governmental Authority, including, but not limited to, maintaining any engineering controls to contain or stabilize Regulated Substances (including, without limitation, caps, covers, dikes, trenches, leachate collection systems, signs, fences and access controls). On each of the Sunset Date and the Closure Date, as applicable, with respect to obligations for Environmental Liabilities that Buyer is assuming at such point in time, Buyer shall execute and deliver to Seller the Release Agreement in the form of Exhibit S. If Buyer does not execute and deliver to Seller the Release Agreement in the form attached hereto as Exhibit S within thirty (30) days of Seller's request therefor, then Seller shall be authorized as Buyer's agent and attorney in fact to execute such Release Agreement in Buyer's name and to bind Buyer to the terms thereof.

         Buyer and Seller acknowledge and agree that the Closure Date referenced in Section 7.3(b)(i) or (ii) can include a no further action determination limited to Remediation Activities related to portions of the Terminal, soil only or groundwater only ("Partial No Further Action"). A Partial No Further Action will not release Seller of its obligation as to those Remediation Activities not addressed by the Partial No Further Action except as otherwise provided in
Section 7.3(b).

         7.6 SELLER'S LIMITED ENVIRONMENTAL OBLIGATIONS. Except for Seller's indemnity obligations as set forth in this Article VII and Section 9.2 from and after Closing, Seller shall have no obligations or liabilities with respect to Environmental Liabilities.

         7.7 BUYER'S RELEASE OF SELLER FOR ENVIRONMENTAL LIABILITIES. Except for Seller's obligations as set forth in this Article VII and Section 9.2, Buyer, in consideration of the negotiated amount of the Purchase Price, hereby unconditionally, completely and forever releases and discharges Seller, its Affiliates, and employees, officers, directors, agents and representatives and all successors and assigns of the foregoing, from all Environmental Liabilities.

         7.8 SELLER'S ENVIRONMENTAL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement, this Article VII sets forth Seller's sole and exclusive obligations to Buyer pursuant to any applicable Environmental Laws or any

Environmental Condition, including, without limitation, any Release or threatened Release of Regulated Substances. For purposes of this Section 7.8, where Buyer is the indemnified party, the term "Buyer" shall include Buyer and its Affiliates and the directors, officers, employees, agents and representatives, and all successors and permitted assigns of the foregoing. Subject to the further provisions and limitations of this Article VII, from and after the Closing Date, Seller shall indemnify, hold harmless and defend Buyer from and against any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of:

             (a) Any Governmental Environmental Enforcement Action taken against Buyer and attributable to any failure by Seller to own or operate the Terminal prior to the Closing Date in compliance with applicable Environmental Laws; provided, however that:

                  (i) Seller shall have no indemnification or defense obligation for any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of such Governmental Environmental Enforcement Action that is (x) issued or required by or entered into with a Governmental Authority on or after the Sunset Date (except for Seller's obligation to perform any Remediation Activities that may be required thereunder) or (y) issued or required by or entered into with a Governmental Authority after the Closing Date and on or before the Sunset Date, and for which Seller has not received Reasonable Written Notification from Buyer;

                  (ii) Buyer shall make available all relevant existing information that, based on information and belief formed after reasonable inquiry, are known by Buyer to be in the possession or control of Buyer and provide timely, reasonable access to all personnel of Buyer with knowledge of relevant facts, and shall cooperate in all reasonable respects with Seller in connection with Seller's defense of any such Governmental Environmental Enforcement Action.

         Seller shall have no indemnification or defense obligation for any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of such Governmental Environmental Enforcement Action if Buyer unreasonably denies Seller such access;

                  (iii) Seller shall have no indemnification or defense obligation under this Section 7.8(a) for any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of such Governmental Environmental Enforcement Action if those events or conditions to which the Governmental Environmental Enforcement Action is attributed occur after the Closing. To the extent any Governmental Environmental Enforcement Action relates to events or conditions occurring both prior to and after the Closing, then Seller's indemnification and defense obligations for such Governmental Environmental Enforcement Action shall not exceed that portion of Damages and Proceedings attributable to events or conditions occurring prior to the Closing and will not include any attorney's fees or professional fees incurred by Buyer in connection with that part of the Governmental Environmental Enforcement Action attributable to events or circumstances occurring after the Closing;

                  (iv) Seller shall have no liability, indemnity or defense obligation under this Section 7.8(a) for any Damages or Proceedings asserted against or incurred by Buyer relating to or arising out of dredging activities after the Closing; and,

                  (v) Seller shall have no liability, indemnity or defense obligation under this Section 7.8(a) for any Damages or Proceedings asserted against or incurred by Buyer subsequent to a change of all or any part of the Terminal to a residential use, or other change in use of all or any part of the Terminal that results in a materially adverse change in Seller's risk exposure hereunder;

             (b) Off-Site Disposal Activities or Off-Site Remediation Activities resulting from the ownership or operation of the Terminal by Seller before the Closing Date; and

             (c) Any Third Party Environmental Claim with respect to the Terminal resulting from any Release occurring before the Closing Date and caused by Seller's ownership or operation of the Terminal; provided, however, that:

                  (i) Seller shall have no indemnification or defense obligation for any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of any such Third Party Environmental Claim that is (x) made by a Third Party on or after the Sunset Date (except for Seller's obligation to perform any Remediation Activities that may be required thereunder), or (y) for any Third Party Environmental Claim that is made by a Third Party on or before the Sunset Date and for which Seller has not received Reasonable Written Notification from Buyer;

                  (ii) Buyer shall make available all relevant existing information that, based on information and belief formed after reasonable inquiry, are known by Buyer to be in the possession or control of Buyer or its Authorized Representatives and provide timely, reasonable access to all personnel of Buyer with knowledge of any relevant facts, and shall cooperate in all reasonable respects with Seller in connection with Seller's defense of any such Third Party Environmental Claim. Seller shall have no indemnification or defense obligation for any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of such Third Party Environmental Claim if Buyer unreasonably denies Seller such access;

                  (iii) Seller shall have no indemnification or defense obligation under this Section 7.8(c) for any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of any such Third Party Environmental

         Claim if those events or conditions to which the Third Party Environmental Claim is attributed occur after the Closing. To the extent any Third Party Environmental Claim relates to events or conditions occurring both prior to and after the Closing, then Seller's indemnification and defense obligations for such Third Party Environmental Claim shall not exceed that portion of Damages and Proceedings attributable to events or conditions occurring prior to the Closing and will not include any attorney's fees or professional fees incurred by Buyer in connection with that part of the Third Party Environmental Claim attributable to events or circumstances occurring after the Closing;

                  (iv) Seller shall have no liability, indemnity or defense obligation under this Section 7.8(c) for any Damages or Proceedings asserted against or incurred by Buyer relating to or arising out of dredging activities after the Closing; and

                  (v) Seller shall have no liability, indemnity or defense obligation under this Section 7.8(c) for any Damages or Proceedings asserted against or incurred by Buyer subsequent to a change of all or any part of the Terminal to a residential use, or any other change in use of all or any part of the Terminal that results in a materially adverse change in Seller's risk exposure hereunder.

         7.9 BUYER'S ENVIRONMENTAL INDEMNITIES. For purposes of this Section 7.9, where Seller is the indemnified party, the term "Seller" shall include Seller and its Affiliates and the directors, officers, employees, agents and representatives, and all successors and assigns of the foregoing. From and after the Closing Date, Buyer shall indemnify, hold harmless and defend Seller from and against any Damages and Proceedings asserted against or incurred by Seller relating to or arising out of the following items; provided, however, Buyer shall have no indemnification or defense obligation for any Damages and Proceedings asserted against or incurred by Seller relating to or arising out of such items for which Seller has assumed responsibility or provided indemnification pursuant to this Article VII:

             (a) Any Environmental Liabilities;

             (b) Any Release of any Regulated Substance related to operations of the Terminal occurring on or after the Closing Date;

             (c) Any residual Environmental Condition remaining at the Terminal or any areas Off-Site after the Closure Date; and

             (d) Any Third Party Environmental Claim made by a Third Party on or after the Sunset Date (expressly excluding, however, any obligation to conduct Remediation Activities that may be required thereunder to the extent such Remediation Activities relate to Covered Environmental Conditions arising from Seller's pre-Closing ownership or operation of the Terminal);

             (e) Any Governmental Environmental Enforcement Action taken against Seller or its Affiliates that is issued or required by or entered into with a Governmental Authority on or after the Sunset Date (expressly excluding, however, any obligation to conduct Remediation Activities that may be required thereunder to the extent such Remediation Activities relate to Covered Environmental Conditions arising from Seller's pre-Closing ownership or operation of the Terminal);

             (f) Any Off-Site Disposal Activities or Off-Site Remediation Activities resulting from the ownership or operation of the Terminal at or after the Closing;

             (g) Exacerbation of any Covered Environmental Condition (whether resulting in On-Site or Off-Site impacts) by Buyer or its Authorized Representatives (which for purposes of this Section 7.9 shall include its tenants, customers, invitees, licensees, or any users of the Terminal (except Seller); and

             (h) Failure to comply with any Permit or Order, including transferred or assigned Environmental Permits or Orders identified on Exhibits F and R by Buyer or its Authorized Representatives.

         (i) The excavation, removal, recycling, remediation or disposal of any contaminated soil, sediment, groundwater, piping, buried structures or other substance that Buyer or any of its Authorized Representatives encounters, excavates, dredges or removes while conducting construction, dredging, remodeling, or demolish-and-rebuild or any other work at the Terminal not requested by Seller ("Excluded Work") regardless of whether the soil or groundwater contains any Covered Environmental Condition. Buyer will be deemed to be the generator of all Regulated Substances caused by or originating from any Excluded Work or any other activity associated with operations at the Terminal after the Closing. Buyer shall report any such Regulated Substances or Environmental Condition, including contaminated soil, sediment and groundwater excavated, dredged, removed, recycled or disposed of in connection with Excluded Work or any other activity associated with operations at the Terminal after the Closing, to the appropriate Governmental Authorities if required to do so by applicable laws and regulations. Buyer shall also sign all manifests for transportation and disposal of any such Regulated Substances and contaminated soil, sediment or groundwater. Buyer shall pay the cost of clean fill required for any excavation caused by Excluded Work at the Terminal.

         Buyer's indemnity obligations under this Section 7.9 will be set forth in the deed conveying the Real Property, will be a covenant running with the land, and will bind the successors, heirs and assigns of Buyer.

         7.10 POST-CLOSING CONTAMINATION.

                  (a) If, after Closing, there is any increase from the Baseline Condition (including but not limited to, increased liquid phase hydrocarbons or higher concentrations of dissolved hydrocarbons in monitoring-well samples or tests), however revealed or discovered, that reflects an Environmental Condition not previously identified in the Baseline Condition, whether of a qualitative or quantitative nature, and Seller reasonably determines that such increase from the Baseline Condition will increase the costs, difficulty or duration of Seller's Remediation Activities, the Parties shall determine and agree upon the following items:

                  (i) An estimate of the Remediation Cost of additional Remediation Activities required to be performed because of the increase ("Incremental Costs");

                           (ii) An estimate of Seller's future Remediation Cost to complete its Remediation Activities had the increase from the Baseline Condition not occurred ("Seller's Estimated Future Remediation Costs");

                  (iii) Whether Buyer or Seller shall conduct and complete required Remediation Activities at the Terminal; and

                  (iv) The allocation between Buyer and Seller of all future Remediation Costs.

                  (b) If the Incremental Costs are equal to or greater than the Seller's Estimated Future Remediation Costs, Seller may, at its option, turn over conduct of its Remediation Activities to Buyer and Buyer shall conduct and complete such Remediation Activities. If Buyer conducts Seller's Remediation Activities under the immediately preceding sentence, Seller shall reimburse Buyer for approximately that fraction of the actual cost of future Remediation Activities performed by Buyer equal to:

         The fraction produced by dividing the Seller's Estimated Future Remediation Costs by the sum of the Seller's Estimated Future Remediation Costs and the Incremental Costs.

                   Seller's Estimated Future Remediation Costs
         ---------------------------------------------------------------
         Seller's Estimated Future Remediation Costs + Incremental Costs

Notwithstanding the calculation of the fraction of Remediation Activities costs owed by Seller to Buyer under the formula above, Seller shall not be required to reimburse Buyer an amount greater than the Seller's Estimated Future Remediation Costs. If, on the other hand, Seller decides, despite such circumstances, to continue to conduct its Remediation Activities, or if the Incremental Costs are less than Seller's Estimated Future Remediation Activities Costs, then Seller shall continue to conduct its Remediation Activities obligations under Section
7.4 and shall undertake Remediation Activities caused by the increase to the Baseline Condition subject to the limitations on Seller's Remediation Activities responsibilities as outlined in Section 7.4. If Seller undertakes Remediation Activities of the increase to the Baseline Condition, Buyer shall pay Seller approximately that fraction of the actual cost of all future Remediation Activities work performed by Seller determined by the following formula:

         One minus the fraction produced by dividing the Seller's Estimated Future Remediation Costs by the sum of the Seller's Estimated Future Remediation Costs and the Incremental Costs.

                 1 - Seller's Estimated Future Remediation Costs
         ---------------------------------------------------------------
         Seller's Estimated Future Remediation Costs + Incremental Costs

         Seller, at its sole discretion, may elect a buy out of Seller's Estimated Future Remediation Costs based on a lump sum payment of the net present value of Seller's Estimated Future Remediation Costs. In calculating the net present value of Seller's Estimated Future Remediation Costs, the discount rate to be used is the Corporate 1-10 year Medium Quality (A-BBB/Baa) bond index as published in the Wall Street Journal three (3) business days prior to Seller's payment to Buyer under this Section 7.10. At the time of Seller's buy out under this Section 7.10(b), Buyer shall execute and deliver to Seller the Release Agreement in the form of Exhibit S. If Buyer does not execute and deliver to Seller the Release Agreement in the form attached hereto as Exhibit S within thirty (30) days of Seller's buy out, then Seller shall be authorized as Buyer's agent and attorney in fact to execute such Release Agreement in Buyer's name and to bind Buyer to the terms thereof.

                  (c) If Seller and Buyer do not agree within one hundred twenty
(120) days after Seller's notice to Buyer of the post-Closing increase in the Baseline Condition upon any or all of the items in 7.10(a) or (b), either Party shall have the right, but not the obligation, to request in writing that a consultant experienced in petroleum site assessments and Remediation Activities acceptable to both Seller and Buyer (the "Consultant") be engaged to decide such unsettled items. If the Parties do not agree on one Consultant within thirty
(30) days after a Party's request that a Consultant be engaged, each Party shall promptly engage its own Consultant at that Party's sole cost. The two Consultants will then mutually select, within the next fifteen (15) days, a third Consultant to make such determinations. Each Party shall cooperate with the one Consultant making such determinations (whether selected directly by the Parties or the two Consultants). Such cooperation shall include, but not be limited to, providing such Consultant with monitoring data and providing access to the Terminal so that the Consultant may take his or her own samples. The deciding Consultant shall make his or her determinations within sixty (60) days of selection. The Parties shall share equally the cost of such Consultant. The determinations of the Consultant shall be final.

                  (d) For the purposes of paragraphs (a) through (e) of this
Section 7.10 only, the previously-defined term "Remediation Activities" shall be deemed to include Remediation Activities of the increase in the Baseline Condition or presence of a condition not in the Baseline Condition. Buyer or Seller (as the case may be in accordance with the foregoing subsections) will reimburse the other Party for its proportionate share of the actual cost to perform such Remediation Activities, within thirty (30) days, based on the Consultant's determination of its proportionate share and upon receipt of properly documented invoices. No invoices shall be submitted, and no payments made, based on estimates of future costs; all invoices and payments will be based only on actual costs.

                  (e) The provisions of Section 7.4 regarding completion of Seller's Remediation Activities and termination of Seller's obligation to perform Remediation Activities shall apply (with necessary changes in points of detail but not to time of termination) to Seller's performance of Remediation Activities under this Section 7.10.

                  (f) The arbitration procedures set forth in Section 7.12 do not apply to disputes arising out of this Section 7.10; provided however, that
Section 7.12 does apply if there is a dispute concerning compliance with the procedures set forth herein.

         7.11     OTHER ENVIRONMENTAL ISSUES.

                  (a) Buyer acknowledges that the Terminal has been used for the storage, disposal, sale, and transfer of petroleum products or derivatives and Seller hereby advises Buyer that (i) releases of such products into the soil have occurred from time to time in the past; and (ii) the Terminal has contaminated subsurface conditions. Any warranty, covenant or provision in the Deed from Seller to Buyer with respect to the Terminal does not, nor will it be deemed to, extend or apply to any release or presence of petroleum products, derivatives, or any other type of contaminant on, in, under, or about the Terminal including, but not limited to, the surface area, size, and location of such substances and/or the description of the types of contaminants contained therein. As part of the consideration for the sale of the Terminal, Buyer for itself, its successors and permitted assigns, covenants and agrees that neither the Real Property, nor any part thereof shall at any time be used for any of the following specifically listed facilities or uses, or any similar facility or use: residential, child care, nursery school, preschool, or any other educational facility, place of worship, playground, hotel, motel, inn, bed and breakfast or rooming house, nursing home, rehabilitation center, hospital or community center and that the installation of any water wells for drinking or irrigation purposes along with the construction of basements is prohibited; that these covenants and agreements shall survive the Closing; that these covenants and agreements are to run with the Real Property; that these restrictive measures will be inserted in the Special Warranty Deed to be delivered at the Closing and that similar restrictive covenants shall be inserted in any deed, lease or other instrument conveying or demising the Real Property or any part thereof. Furthermore, Buyer for itself, its successors and permitted assigns agrees to execute any documents required by any Governmental Authority having jurisdiction over the Terminal that are consistent with the above use restrictions.


                  (b) The terms and provisions of this Agreement, and all test information, reports and other materials concerning the environmental or other condition of the Terminal shall be maintained by Buyer and its Authorized Representatives as confidential, other than any such information (i) that is in the public domain through a source other than Buyer, or (ii) that is compelled in any judicial, administrative, regulatory or arbitration proceeding or otherwise required by law or by a governmental authority. Buyer may, however, share environmental information under a comparable confidentiality agreement with any affiliated companies, potential subsequent purchasers of the Terminal or a potential joint venture owner of the Terminal.

                  (c) If Closing does not occur within the time required by this Agreement, or upon earlier termination of this Agreement, upon Seller's request, Buyer shall promptly deliver to Seller all originals and copies (whether written or electronic) that are in Buyer's or its Authorized Representatives' possession of the information, reports, or materials including specifically those concerning the environmental or other condition of the Terminal together with all information, reports, or material furnished to Buyer by Seller, and Buyer shall promptly cause third parties to deliver to Seller such materials that are in their possession.

                  (d) The Environmental Documents, including those generated by Buyer, may be used by Seller to prepare and file reports, where applicable, with the appropriate Governmental Authorities.

                  (e) Seller's remediation and other responsibilities in this
Article VII shall inure to the benefit of Buyer solely and do not transfer to Buyer's heirs and assigns. In the event Seller agrees to the transfer and assignment of Seller's remediation and other responsibilities in this Article VII, which agreement shall only be effective if provided in writing by Seller, Buyer's obligations under this Article VII shall be incorporated into any lease or subsequent sales agreement for the Terminal and any tenant or subsequent buyer shall be required to fulfill all obligations of Buyer set forth in this
Article VII. In no event shall Buyer's obligations under this Article VII terminate upon the lease or sale of the Terminal. Any attempt to assign Seller's remediation and other responsibilities in this Article VII without the express prior written approval of Seller as set forth above shall be void and of no effect.

                  (f) Buyer shall assign to Seller any and all right of claim or interest that Buyer or the Terminal may have to payment or reimbursement from a third party or any Governmental Authority in connection with Seller's remediation of the Baseline Condition.

(g) Buyer and Seller shall cooperate with each other in all reasonable respects as to the transfer or assignment of the Environmental Permits or Orders that can be transferred or assigned under applicable Environmental Laws and the making of any filings or notifications or obtaining any authorizations required under applicable Environmental Laws in connection with the transfer of the Terminal to Buyer. Seller shall take the lead on all initial notifications to applicable Governmental Authorities requesting such transfer or assignment of any Environmental Permits or Orders. Buyer, however, shall be solely responsible for all subsequent communications and filings needed to follow through and complete the timely transfer or assignment of such

Environmental Permits or Orders. If the assignment of any Environmental Permit is denied by the applicable Governmental Authority, Exhibit R of this Agreement will be deemed automatically amended, and Buyer shall apply for the issuance of a new Environmental Permit as soon as reasonably possible. With respect to any Environmental Permits or Orders issued under applicable Environmental Laws prior to the Closing Date and any obligations for Remediation Activities that Buyer assumes responsibility for under this Agreement and that are to be transferred to Buyer on the first occurrence of a Termination Date, Seller and Buyer, within ten (10) calendar days after the Closing Date, or the first occurrence of a Termination Date, as applicable, shall submit a joint letter to each applicable Governmental Authority acknowledging that Buyer is assuming the obligations of Seller under such Order and/or Remediation Activities, such letter to be in the form of Exhibit Q. Along with the joint letter and with respect to obligations for Remediation Activities set forth in such joint letter that Buyer is assuming at such point in time, Buyer shall also execute and deliver to Seller the Release Agreement for remediation liability for all Covered Environmental Conditions in the form of Exhibit S. In the event that Buyer does not execute and deliver to Seller the Release Agreement in the form attached hereto as Exhibit S within 30 days of Seller's request therefor, then Seller shall be authorized as Buyer's agent and attorney in fact to execute such Release Agreement in Buyer's name and to bind Buyer to the terms thereof.


                  (h) As between Buyer and Seller, Buyer and Seller shall share equally in all filing costs and administrative expenses associated with such transfer or assignment of any Environmental Permits or Orders pursuant to this Agreement. Buyer, however, shall be solely responsible for all costs and expenses relating to or arising out of any change in terms or conditions of such Environmental Permits or Orders resulting from any transfer, assignment or reissuance of such Environmental Permits or Orders to Buyer, except for any such costs and expenses related to or arising out of Seller's non-compliance with such Environmental Permits or Orders. With respect to those Environmental Permits or Orders that cannot be transferred or assigned under applicable Environmental Laws, Buyer will use reasonable efforts at Buyer's cost and expense to obtain new permits or orders.


                  (i) After the Closing Date, Buyer shall be solely responsible for the filing of any post-Closing reports or notices required by any Governmental Authority regardless of whether the reporting period began or occurred prior to the Closing Date (as long as the required submission deadline for such reports or notices is not prior to the Closing Date). Such reports may include, but are not limited to, Annual Air Emissions Report, Air Permit reports (excluding Title V semi-annual and annual certifications, which are addressed below), SARA 313 Form R Reports, annual hazardous waste reports, gasoline maximum achievable control technology (GMACT) certifications and ground water monitoring reports required under state above ground storage tank regulations. At least 10 days prior to the Closing Date, Seller will provide Buyer with a listing of all such material reports and notices required to be filed with any Governmental Authority that are due within sixty (60) days after the Closing Date. Within thirty (30) days after the Closing Date, Seller shall provide to Buyer records relating to operation of the Terminal through the Closing Date needed to complete all such material reports. During the period of Seller's obligation to perform Remediation Activities under Section 7.3, Buyer shall provide to Seller copies of all material reports, correspondence, notices and communications sent to or received from Governmental Authorities regarding ground water monitoring reporting under this Section 7.11(i). As to any information that must be provided to any Governmental Authority as part of a routine report submitted in relation to a Title V semi-annual or annual certification, if the Closing Date occurs during the required reporting period, each Party agrees to be responsible and liable for the collection, compilation and submission of such certification with respect to that portion of the reporting period falling under such Party's ownership.

Each Party shall cooperate fully with the other and shall provide the other Party with reasonable access to its employees and files to the extent necessary or appropriate to assist the other Party in preparing its report. In the event that the Closing Date occurs on or after the end of the required reporting period but before such report is due, Seller will be responsible and liable for the collection, compilation and submission of such report as it concerns Seller's operation of the Terminal. In that instance, Buyer shall cooperate fully with Seller and shall provide Seller with reasonable access to Buyer's employees and files to the extent necessary or appropriate to assist Seller in preparing the report. Buyer shall be solely responsible and liable for all subsequently submitted reports.

         7.12 ARBITRATION PROCEDURES. Except as otherwise provided herein, any dispute between the Parties under this Article VII shall be resolved by arbitration in Fairfax, Virginia in accordance with the rules of the American Arbitration Association and subject to the provisions of this Section 7.12.

                  (a) If good faith efforts to resolve any such dispute fail, either Party may commence arbitration after thirty (30) days written notice of that Party's intent to commence arbitration. Seller shall appoint one arbitrator and Buyer shall appoint one arbitrator. The two arbitrators so appointed shall select a third arbitrator. All arbitrators for non-engineering disputes must be licensed attorneys. If either Seller or Buyer fails to appoint an arbitrator within twenty (20) days after a request for such an appointment is made by the other Party in writing, or if the arbitrators so appointed fail within twenty
(20) days after the appointment of the second of them to agree on a third arbitrator, the arbitrator or arbitrators necessary to complete a panel of three arbitrators shall be appointed by the American Arbitration Association upon application thereto by either Party.

                  (b) The panel so constituted shall fix a reasonable time and place for a hearing of the dispute. Each of the Parties shall submit to the panel of arbitrators at the hearing such party's proposed resolution of the dispute, together with such supporting evidence as such Party may desire to present to the panel of arbitrators. The panel of arbitrators shall consider only the proposed resolutions and evidence as presented by the Parties.


                  (c) Within thirty (30) days of such hearing, the panel of arbitrators shall select the proposed resolution presented by a Party that most closely achieves the intention of the parties as expressed in this Article VII. The Panel must choose either the resolution of the dispute proposed by Buyer or the resolution of the dispute proposed by Seller. The panel of arbitrators is not empowered to select a compromise of any kind between either proposal. If more than one dispute is between the arbitrators at any one time, the arbitrators shall resolve each such dispute independently of the other dispute.

                  (d) The action of a majority of the members of the panel of arbitrators shall govern and their decision in writing shall be final and binding on the Parties.

                  (e) All arbitrators appointed under this procedure shall be disinterested individuals who are not and never have been officers, directors, employees, consultants, or attorneys of Seller or of Buyer or of any of Seller's or Buyer's Affiliates. Such individuals must be experienced in the environmental aspects of the petroleum and chemical industries and competent to pass judgment on the issues in dispute. The losing Party shall bear all reasonable and customary fees and expenses (Seller's and Buyer's) of the entire arbitration process.

         7.13 ENVIRONMENTAL NOTICES. Except as otherwise stated in this Article VII, all notices or correspondence required or permitted to be given under this
Article VII shall be in writing. Notices may be given in person, or may be sent by nationally-recognized overnight courier, registered or certified mail (postage prepaid and return receipt requested) or facsimile with written confirmation to the party to be notified at the following address:

   If to Seller:             ExxonMobil Oil Corporation
                             c/o Exxon Mobil Corporation
                             Global Remediation
                             Attn: Gerard T. Smith
                             Technical Consultant - Acquisitions/Trades/Sales
                             3225 Gallows Road
                             Fairfax, VA  22037
                             703/846-5988  Telephone
                             703/846-5257  Facsimile

                             If to Buyer:
                             Buckeye Terminals, LLC
                             Attn:Stephen C. Muther
                             5 Radnor Corporate Center, Suite 500
                             5 Matsonford Road
                             Radnor, Pennsylvania 19087
                             610/254-4640  Telephone
                             610/254-4625  Facsimile

Either Party may change its address or facsimile number by providing written notice to the other at least ten (10) days prior to the effective date of such change. Notices given in accordance with this Article VII shall concern only those matters governed by this Article VII. Notices given in accordance with this Section 7.13 shall be deemed to have been given: (a) at the time of delivery when delivered personally; (b) upon receipt when sent by nationally-recognized overnight courier, registered or certified mail (postage prepaid and return receipt requested); or (c) upon completion of successful transmission when sent by facsimile (unless transmission is completed outside recipient's normal working hours, in which case such notice shall be deemed given at the start of recipient's next business day). Any notice required or permitted to be given under any other Article of this Agreement shall be separated from Article VII notices, and shall be given in accordance with
Section 15.5 of this Agreement.

                                  ARTICLE VIII
                         CONDITIONS PRECEDENT TO CLOSING

         8.1 OBLIGATION OF BUYER TO CLOSE. The obligation of Buyer to consummate the purchase of the Terminal on the Closing Date is subject to: (i) the satisfaction of the following conditions on or prior to the Closing Date and/or
(ii) Buyer's written waiver of any such conditions as remain unsatisfied as of the Closing Date:

                  (a) ACCURACY OF REPRESENTATIONS. All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date;

                  (b) NO DEFAULT. Seller shall have complied in all material respects with each covenant and agreement to be performed by Seller under this Agreement by or on the Closing Date;

                  (c) DISCLOSURE. Buyer shall have received from Seller all Environmental Documents received or generated by Seller or its Affiliates after the date of this Agreement and prior to the Closing Date;

                  (d) AGREEMENTS. Seller has executed, or is prepared to execute or cause the execution of simultaneously with Closing, all documents and agreements provided for in this Agreement, including the documents and agreements listed in Sections 4.2 and 4.4;

                  (e) REQUIRED CONSENTS. All consents from Governmental Authorities shall have been obtained, shall be in full force and effect on the Closing Date, and shall not impose any material adverse conditions on Buyer or its Affiliates. All waiting periods under the Hart-Scott-Rodino Act shall have expired or have been properly terminated or any required consents in connection therewith shall have been obtained and such consents shall not impose any material adverse conditions on Buyer or its Affiliates. In addition, the Parties shall have obtained the consent (if required) of any applicable Government Authority to the assignment to and the assumption by Buyer of any assignable Permit and Environmental Permit, and the novation of all Material Contracts, under which Buyer assumes Seller's rights and obligations and Seller is released from any and all such obligations;

                  (f) TRANSFER OF DOCUMENTS. Seller has delivered, or is prepared to simultaneously deliver to Buyer at Closing, all Books and Records, as stated in Section 2.1(d) of this Agreement;

                  (g) DEFECTS IN TITLE. Any Title Objections shall be resolved in accordance with the provisions of Section 11.3, and Buyer shall not have terminated this Agreement under Section 11.3;

                  (h) TITLE COMMITMENT. Buyer shall have received the Title Commitment described in Section 11.1;

                  (i) NO TERMINATION. Buyer shall not have terminated this Agreement to the extent permitted to do so under the terms and provisions of this Agreement;

                  (j) NO ORDER OR PROCEEDING. No Order by any Government Authority, threat by any Government Authority which is evidenced in writing, or Proceeding which in all reasonable likelihood might prohibit or render illegal Buyer's consummation of the transactions contemplated hereby shall be in effect; and

                  (k) RELATED PURCHASE AGREEMENTS. The Parties or their respective Affiliates shall have satisfied all conditions for closing set forth in the Related Purchase Agreements on or prior to the Closing Date and/or the Parties or their respective Affiliates have agreed in writing to the waiver of any such conditions as may remain unsatisfied as of the Closing Date.

         8.2 OBLIGATION OF SELLER TO CLOSE. The obligation of Seller to consummate the sale of the Terminal on the Closing Date shall be subject to: (i) the satisfaction of the following conditions on or prior to the Closing Date and/or (ii) Seller's written waiver of any such conditions as remain unsatisfied as of the Closing
Date:

                  (a) ACCURACY OF REPRESENTATIONS. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date;

                  (b) NO DEFAULT. Buyer shall have complied in all material respects with each covenant and agreement to be performed by Buyer under this Agreement by or on the Closing Date;

                  (c) AGREEMENTS. Buyer has executed, or is prepared to execute simultaneously with Closing, all documents and agreements provided for in this Agreement to be signed by Buyer, including the documents and agreements listed in Sections 4.3 and 4.4;

                  (d) REQUIRED CONSENTS. All consents from Governmental Authorities shall have been obtained, shall be in full force and effect on the Closing Date, and shall not impose any material adverse conditions on Buyer or its Affiliates. All waiting periods under the Hart-Scott-Rodino Act shall have expired or have been properly terminated or any required consents in connection therewith shall have been obtained and such consents shall not impose any material adverse conditions on Buyer or its Affiliates. In addition, the Parties shall have obtained the consent (if required) of any applicable Government Authority to the assignment to and the assumption by Buyer of any assignable Permit and Environmental Permit, and the novation of all Material Contracts, under which Buyer assumes Seller's rights and obligations and Seller is released from any and all such obligations;

                  (e) NO ORDER OR PROCEEDING. No Order by any Government Authority, threat by any Government Authority which is evidenced in writing, or Proceeding which in all reasonable likelihood might prohibit or render illegal Buyer's consummation of the transactions contemplated hereby shall be in effect;

                  (f) RELATED PURCHASE AGREEMENTS. The Parties or their respective Affiliates shall have satisfied all conditions for closing set forth in the Related Purchase Agreements on or prior to the Closing Date and/or the Parties or their respective Affiliates have agreed in writing to the waiver of any such conditions as may remain unsatisfied as of the Closing Date; and

                  (g) NO TERMINATION. Seller shall not have terminated this Agreement to the extent permitted to do so under the terms and provisions of this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 DEFINITIONS. As used in this Article IX, "LOSS" shall mean any claim, liability, obligation, expense, cost or other damage or loss (including without limitation, reasonable attorneys' and consultants' fees), fine or penalty. "Loss" shall also include in each instance, but shall not be limited to, all reasonable costs and expenses of investigating and defending any claim or any order, directive, final judgment, compromise, settlement, fine, penalty, court costs or proceeding arising at any time under or from any Government Authority, including all reasonable costs and expenses and court costs incurred in the enforcement of rights under this Article IX. "Loss" shall not include any special, consequential, indirect or loss of profit damages or any Loss for which one Party has assumed responsibility or agreed to indemnify the other Party under Article VII of this Agreement.

         9.2 INDEMNIFICATION BY SELLER. From the Closing Date, in addition to all other obligations of Seller to Buyer set forth in this Agreement, Seller shall indemnify, defend and hold harmless Buyer, Buyer's Affiliates and their respective directors, officers, employees, representatives, successors and assigns from and against any Loss resulting from, related to, or arising out of the breach by Seller (or any shareholder, officer, director, employee of Seller) of any representation, warranty or covenant contained in this Agreement, in any Exhibit or Schedule to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement; provided that Seller shall have no indemnification obligation for any such Loss if Seller has not received a claim from Buyer (specifying in reasonable detail the basis for such Loss) within one year following the Closing Date.

         9.3 INDEMNIFICATION BY BUYER. From and after the Closing Date, in addition to all other obligations of Buyer to Seller set forth in this Agreement, Buyer shall indemnify, defend and hold harmless Seller, Seller's Affiliates and their respective directors, officers, employees, representatives, successors and assigns from and against any Loss resulting from, related to, or arising out of:

                  (a) Buyer's ownership or operation of all or any part of the Terminal after Closing, except for any Loss for which Seller has assumed responsibility or agreed to indemnify Buyer under Article VII, Article IX or elsewhere in this Agreement; or

                  (b) The breach by Buyer or any Affiliate of Buyer (or any shareholder, officer, director, employee of Buyer or such Affiliate) of any representation, warranty or covenant contained in this Agreement, in any Exhibit or Schedule to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement; provided that Buyer shall have no indemnification obligation for any such Loss arising from a breach of any representation, warranty or covenant as set forth in this clause (b) if Buyer has not received a claim from Seller (specifying in reasonable detail the basis for such Loss) within one year following the Closing Date.

         9.4 CONFLICT. In the event of any conflict or ambiguity in the language of this Article IX, or any other portion of this Agreement, with the language of
Article VII, the Parties agree that Article VII language shall be controlling.

         9.5      PROCEDURES.


                  (a) NOTICE AND TENDER. In the event that any officer or registered agent of either Party hereto receives actual notice of any written claim by a third person giving rise to a right of indemnification of such Party under this Article IX (the "Indemnitee"), such Indemnitee shall, within sixty
(60) days after receipt of such notice, give written notice thereof to the other Party hereto responsible for such indemnification (the "Indemnitor") setting forth the facts and circumstances giving rise to such claim for indemnification and shall tender the defense of such claim to the Indemnitor. If the Indemnitee fails to give such notice and tender such defense within such 60-day period, the Indemnitee shall be solely responsible for any Loss with respect to such claim to the extent they are attributable to such failure; but failure to give such notice and tender such defense within such 60-day period shall not result in a forfeiture or waiver of any rights to indemnification for any Loss with respect to such claim to the extent they are not attributable to such failure.

                  (b) DEFENSE OF CLAIMS. The Indemnitor shall select (subject to the Indemnitee's reasonable approval) the attorneys to defend any matter subject to indemnification and/or taking all actions necessary or appropriate to resolve, defend, and/or settle such matters, and shall be entitled to contest, on its own behalf and on the Indemnitee's behalf, the existence or amount of any obligation, cost, expense, debt or liability giving rise to such claim. Nothing in this Section 9.5(b) should be construed as prohibiting the Indemnitee from participating in the defense (which may include hiring its own counsel) in any matter subject to indemnification, as long as the Indemnitee does so at its own expense. The Indemnitor shall keep the Indemnitee fully and timely informed as to actions taken on such matters. The Indemnitee shall cooperate fully with the Indemnitor and its counsel and shall provide them reasonable access to the Indemnitee's employees, consultants, agents, attorneys, accountants, and files to the extent necessary or appropriate to defend or resolve the matter, with the Indemnitor reimbursing the Indemnitee with respect to the cost of any such access. With respect to any matter for which a Party has an indemnification and/or defense obligation under this Agreement, the Parties shall maintain a joint defense privilege, where applicable, in connection with such matters for the Party's post-Closing communications and those of their respective Affiliates and Authorized Representatives, which post-Closing communications concern the matters subject to such indemnification and/or defense obligation.

                  (c) ALLOCATION OF INDEMNIFICATION LIABILITY. When any Loss for which indemnification is provided under this Article IX results from, relates to, or arises out of the conduct of both Seller and Buyer, the Parties shall indemnify each other in proportion to their respective share of such Loss.

                                    ARTICLE X
                                    SURVIVAL

         10.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, in any Exhibit or Schedule to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement will survive until one year after Closing. At the end of such survival period set forth above, such representations and warranties shall terminate and have no further force and effect.

         10.2 COVENANTS. Unless otherwise specified in this Agreement, the Parties obligations under the following sections and articles will survive the Closing of this transaction and delivery of the deed: Articles I, VII, IX, X, XII, XIII and XV, Sections 2.4 (d) and (e), 3.3 and 11.3.

                                   ARTICLE XI
                     TITLE COMMITMENT; SURVEY; RISK OF LOSS

         11.1 TITLE INSURANCE. Buyer will furnish and pay the premium for a standard title insurance policy issued by the Title Company in an amount equal to the portion of the Purchase Price that is allocated to the Real Property and Improvements, naming Buyer as the proposed insured. Subject to Permitted Title Exceptions, Seller shall deliver to Buyer at the Closing title insurable by the Title Company at standard rates without special exceptions or conditions. Any abstracting, title certification, and charges for title examination will be at Buyer's expense. Buyer shall cause the Title Company to deliver to Buyer, with a copy to Seller, a title commitment setting forth the status of title to the Property on or before the thirtieth (30th) day following the Effective Date (the "Title Commitment").

         11.2 SURVEY. Seller shall cause to be prepared at its expense a current ALTA land title survey of the Property ("Survey"), by a duly licensed land surveyor and professional engineer satisfactory to the Title Company. The Survey shall be completed within thirty (30) days after the Effective Date. Upon completion of the Survey, Seller shall deliver promptly three (3) prints thereof to Buyer and at least one (1) print to the Title Company. The Survey will (i) show the location of all streets, roads, railroads, creeks or other water courses, fences, easements, rights-of-way and other encumbrances or encroachments on or adjacent to the Property, including all of the title matters shown on the Title Commitment and (ii) set forth a certified legal description of the Property.

                  11.3 TITLE OBJECTIONS. Within fifteen (15) days after receiving the later of the Title Commitment or the Survey, Buyer shall notify Seller if the Title Commitment or Survey reveals Title Objections. If Seller is unable or unwilling to cure any Title

Objections, Seller will provide written notice thereof to Buyer within fifteen
(15) days following receipt of notice of Title Objections from Buyer and Buyer shall have the right, at its option, by written notice to Seller within fifteen
(15) days following receipt of Seller's written notice, either (i) to terminate this Agreement, whereafter both Parties shall be relieved and discharged of any rights, liabilities or obligations hereunder, or (ii) to waive such defect and proceed to Closing. Buyer's failure to exercise the right to terminate within the said fifteen (15) day period shall constitute a waiver of Buyer's right to terminate with respect to such title matters. However, if Seller elects to cure the Title Objections (although Seller will have no such obligation to do so), Seller shall provide Buyer with notice of its intention to cure same within the fifteen (15) days aforesaid and Seller shall have an opportunity, at its expense, to remove such Title Objections within sixty (60) days following receipt of written notice from Buyer identifying the Title Objections (the "Title Cure Period"). In no event shall Seller have any obligation to commence litigation or to incur costs in excess of One Thousand Dollars ($1,000.00) to cure or remove any Title Objections. If Seller is unable to cure any Title Objections within the Title Cure Period that, in the reasonable opinion of the Title Company or Buyer, must be cured in order to deliver good and marketable title, Buyer may, as its sole and exclusive remedy, and upon written notice to Seller within fifteen (15) days after expiration of the Title Cure Period, elect either to (i) terminate this Agreement, whereafter both Parties shall be relieved and discharged of any rights, liabilities or obligations hereunder, or
(ii) to waive such defect and any other obligation under this Agreement of Seller to deliver good and marketable title with respect to such defect and proceed to Closing.

         11.4 RISK OF LOSS. Risk of loss with respect to the Terminal shall be borne by Seller until Closing. The risk of loss of the Terminal shall pass to the Buyer at Closing.



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



                                   ARTICLE XII
                                FURTHER ASSURANCE

         From time to time after Closing, Seller and Buyer shall, upon request of the other and without further consideration, execute, acknowledge and deliver such further instruments of transfer, conveyance or assumption and such other documents as Seller or Buyer may reasonably request more effectively to vest in Buyer the right and title to, interest in and enjoyment of, the Terminal or to carry out the transactions and agreements contemplated by this Agreement.

                                  ARTICLE XIII
                               COSTS AND EXPENSES

         13.1 BROKERAGE COMMISSIONS. Neither of the Parties nor, where applicable, any of their respective shareholders, officers, directors, or employees, has employed or will employ any broker, agent, finder or consultant or has incurred or will incur any liability for any brokerage fees, commissions, finders' fees or other fees in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         13.2 CLOSING ADJUSTMENTS. The following items shall be paid, prorated, or adjusted as of the Closing Date in the manner hereinafter set forth:

                  (a) All real estate Taxes, as well as Taxes assessed on Terminal Inventory, due and owing on or before the Closing Date, all penalties and interest thereon, and all special assessments affecting the Terminal, whether payable in installments or not, shall be paid in full by Seller.

                  (b) Current real estate Taxes, assessments and charges shall be prorated as of the Closing Date upon the tax year of the applicable taxing authority, without regard to when said Taxes are payable, so that the portion of current Taxes allocable to the period from the beginning of such year to the Closing Date shall be the responsibility of Seller and the portion of the current Taxes allocable to the portion of such year from the Closing Date to the end of such year shall be the responsibility of Buyer. These Taxes will be prorated based on the current assessed value for 2004. A post-closing adjustment will be made to reflect accurately Seller's responsibility for that portion of real estate Taxes attributable to the period prior to the Closing Date, and Buyer's responsibility for that portion of real estate Taxes attributable to the period following the Closing Date. The post-closing adjustment will be made upon receipt by Buyer of the relevant tax bill from the appropriate Governmental Authorities, but no later than one year following the Closing Date. Any post-closing adjustment proposed by Buyer will be supported by copies of said tax bills along with other reasonable documentation to be provided to Seller.

                  (c) Seller shall be responsible for the cost of Terminal utilities up to Closing and Buyer shall be responsible for such costs thereafter.

                  (d) Buyer shall bear and pay all title insurance premiums and charges.

                  (e) Buyer shall bear and pay all realty transfer fees, recording costs and Taxes associated with the conveyance of the Real Property, the Improvements and the Personal Property.

                  (f) Seller and Buyer shall each pay their own respective legal fees and expenses and the cost of performance of their respective obligations hereunder.

                  (g) All amounts due Seller under any assignable
Revenue-Generating Contract shall be prorated as of the Closing Date upon the payment cycle established under such Revenue-Generating Contract so that the portion the amounts due Seller from the beginning of such payment cycle to the Closing Date will be credited to Seller at Closing.

                  (h) The Parties shall make all other adjustments necessary to effectuate the intent of the Parties as set forth in this Agreement.

         13.3 TIMING OF ADJUSTMENTS. All monetary adjustments necessary to achieve the allocations specified in Section 13.2, to the extent reasonably practicable, shall be made at the Closing. To the extent any such adjustments cannot be made at the Closing, the same shall be made after the Closing as and when complete information becomes available. Seller and Buyer agree to cooperate and to use their best efforts to complete such adjustments no later than thirty
(30) days after the Closing Date.

                                   ARTICLE XIV
                            CASUALTY AND CONDEMNATION

         14.1 NOTICE OF FIRE CASUALTY OR CONDEMNATION. In the event that after the date of this Agreement and prior to the Closing:

                  (a) Any material portion of the Terminal shall be damaged or destroyed by fire or other casualty (a "Casualty"), or

                  (b) Seller receives written notice of any action, suit or proceeding, or threatened or contemplated action, suit or proceeding, to condemn or take all or any material part of the Terminal by eminent domain (a "Condemnation"), Seller shall immediately notify Buyer of the Casualty or Condemnation. In the event of a Casualty, Buyer must (i) retain an insurance adjuster mutually satisfactory to Buyer and Seller within fifteen (15) days after Buyer's receipt of Seller's notice to determine the extent of the Casualty, and (ii) initiate negotiations with Seller to discuss an adjusted Purchase Price for the Terminal if Buyer contemplates making the election in
Section 14.2(a) below. If Buyer initiates such negotiations, Buyer and Seller shall negotiate in good faith to try to agree upon an adjusted Purchase Price.

         14.2 BUYER'S ELECTION. Buyer must elect one of the following options and give written notice to Seller of such election within (i) fifteen (15) days after the insurance adjuster's written determination in the case of a Casualty, or (ii) thirty (30) days after Buyer's receipt of Seller's notice of Condemnation in the case of a Condemnation:

                  (a) Purchase the Terminal in accordance with Article IV of this Agreement at an adjusted Purchase Price agreed upon by Buyer and Seller before Buyer makes this election; or

                  (b) Terminate this Agreement.

         14.3 EXCLUSIVE REMEDY. Notwithstanding any provision to the contrary contained herein, the remedies provided to Buyer under Section 14.2(a) and (b) constitute Buyer's exclusive remedies in connection with the circumstances described therein.

                                   ARTICLE XV
                          GENERAL; ADDITIONAL COVENANTS

         15.1 TERMINATION. If this Agreement is terminated by Seller or by Buyer as a matter of right or as permitted under this Agreement, such termination shall be without liability of either Party to the other, or to any of their shareholders, affiliates, directors, officers, employees, agents, consultants or representatives except that Seller's obligation under Section 9.2 and Buyer's obligation under Section 9.3(b) shall remain in full force and effect. If either Party or either Party's Affiliates (the "Non-Defaulting Party") terminates this Agreement because the other Party or the other Party's Affiliates (the "Defaulting Party") fails to perform any covenant, obligation or agreement contained in this Agreement or any Related Purchase Agreement, the Defaulting Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) sustained or incurred by the Non-Defaulting Party in connection with this Agreement and the Related Purchase Agreements; provided, however, neither Party shall be liable to the other for punitive, indirect, consequential or special damages. A failure by any Party or its Affiliate to perform any covenant, obligation or agreement contained in a Related Purchase Agreement shall be deemed a failure to perform under this Agreement.

         15.2 SPECIFIC PERFORMANCE. The Parties agree that a Party would be irreparably injured if the other Party breaches any of its obligations under this Agreement. Accordingly, the non-breaching Party and its Affiliates who are party to a Related Purchase Agreement are entitled to an injunction and specific enforcement of this Agreement and the Related Purchase Agreements, in addition to any other remedy available at law or in equity.

         15.3 ENTIRE AGREEMENT. This Agreement, including all of the Exhibits and Schedules hereto, constitutes the entire understanding between the Parties with respect to the subject matter contained herein and supersedes any prior understandings, negotiations or agreements, whether written or oral, between them respecting such subject matter.

         15.4 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

         15.5 NOTICES. Except for notices required under Article VII of this Agreement, all notices or other correspondence required or permitted to be given under this Agreement shall be in writing and addressed to the Party to be notified at the address listed in this Section 15.5. Notice shall be given in person, or shall be sent by nationally-recognized overnight courier, registered or certified mail (postage prepaid and return receipt requested) or facsimile with written communication to the Party to be notified at the following address:



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



Seller                                   Buyer
Mail:    ExxonMobil Oil Corporation      Mail:    Buckeye Terminals, LLC
         3225 Gallows Road                        Suite 500
         Fairfax, Virginia 22037                  100 Mantsonford Road
         Attn: Global Logistics Business          Radnor, Pennsylvania 19087
                  Development Manager             Attn:  Stephen C. Muther, Esq.
Facsimile:      703-846-3851             Facsimile:   610-254-4625
Phone:          703-846-5602             Phone:       610-254-4640

If to Seller, with a copy to:

Mail:    ExxonMobil Oil Corporation
         3225 Gallows Road
         Fairfax, Virginia 22037
         Attn: Frank J. Giampa, Esq.

         Facsimile: 703-846-4672
         Phone:     703-846-4278

Either Party may change its address or facsimile number by providing written notice to the other at least ten (10) days prior to the effective date of such change. Notices given in accordance with this Section 15.5 shall be deemed to have been given: (a) at the time of delivery when delivered personally; (b) upon receipt when sent by nationally-recognized overnight courier, registered or certified mail (postage prepaid and return receipt requested); or (c) upon completion of successful transmission when sent by facsimile (unless transmission is completed outside recipient's normal working hours, in which case such notice shall be deemed given at the start of recipient's next business day). Notices given in accordance with this Section 15.5 shall concern only those matters not governed by Article VII and shall be separated from Article VII notices, which are governed by Section 7.12 of this Agreement.

         15.6 EXHIBITS AND SCHEDULES. Each Exhibit and Schedule referred to herein is incorporated into this Agreement by such reference.

         15.7 SEVERABILITY. If any provision of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect any other provision hereof. This Agreement shall in such circumstances be deemed modified to the extent necessary to render enforceable the provisions hereof.



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



         15.8 WAIVER. The failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         15.9 ASSIGNMENT. Except for the assignment rights specified in Section
3.4 and in this Section 15.9, neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Either Buyer or Seller may assign this Agreement to an affiliate or any entity into which it is merged or combined. Any assignment of this Agreement, by operation of law or otherwise, shall not relieve the assignor of any obligations hereunder. Any assignment made in violation of this Section
15.9 shall be void.

         15.10 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARY. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and permitted assigns. Except as otherwise provided herein, nothing in this Agreement will be construed as conferring upon any person or entity other than Buyer and Seller, and their respective successors in interest and permitted assigns, any right, remedy or claim under or by reason of this Agreement.

         15.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal law of the state of New York (including without limitation section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of laws principles thereof that would result in application of substantive laws of any other state.

         15.12 CHOICE OF FORUM. Where Federal subject matter or diversity jurisdiction exists with respect to a dispute which the Parties cannot themselves amicably resolve, the Parties designate the United States District Court for the Southern District of New York, as the exclusive forum for the resolution of that dispute and submit themselves and the dispute to the jurisdiction of that Court. Where Federal subject matter or



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



diversity jurisdiction in respect of such dispute does not exist, the Parties designate the Supreme Court of the State of New York, County of New York, as the exclusive forum for the resolution of that dispute and submit themselves and the dispute to the jurisdiction of that Court.

         15.13 WAIVER OF JURY TRIAL. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

         15.14 COMMERCIALLY REASONABLE EFFORTS; TIME OF ESSENCE. Except as otherwise specifically provided herein, Buyer and Seller shall each use commercially reasonable efforts to satisfy the conditions to Closing and otherwise consummate the transactions contemplated by this Agreement as promptly as practical. Time is of the essence with respect to the Closing of this Agreement.

         15.15 AMENDMENTS. This Agreement may be amended only by a written instrument that is duly executed by both Parties.

         15.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed by both Parties and delivered shall be deemed to be an original. It shall not be necessary in making proof of this Agreement or any counterparts hereof to produce or account for any of the other counterparts.

         15.17 PUBLIC ANNOUNCEMENTS. The Parties agree that there shall be no press releases or other announcements prior to Closing without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except to the extent required by applicable laws, rules, or regulations. If either Party determines that a press release is required or desired, they will so notify the other in writing and shall consult with each other with regard to the same. The Parties further agree to consult with each other on all press releases and announcements issued at or after Closing concerning the transactions contemplated by this Agreement.

         15.18 TRANSITION ASSISTANCE. For a period of ninety (90) days after Closing, at Buyer's reasonable request, Seller shall assist, at no charge, Buyer in connection with a reasonably orderly transition of the operation of the Terminal.

         15.19 TAXES. After the Closing Date, if Buyer receives a bill for Taxes assessed against the Terminal or Terminal Inventory that includes Taxes for taxable years or taxable periods on or before the Closing Date (including Taxes assessed for portions of taxable years or periods on or before the Closing
Date), Buyer shall pay the bill and invoice Seller for all such Taxes relating to periods prior to the Closing Date. Seller shall promptly reimburse Buyer upon receipt of such invoice. After the Closing Date, if Seller receives a bill for Taxes assessed against the Terminal or Terminal Inventory that includes Taxes for taxable years or taxable periods after the Closing Date (including Taxes assessed for portions of taxable years or taxable periods after the Closing
Date), Seller shall forward the bill to Buyer for payment.

         15.20 CONFIDENTIALITY. The Parties acknowledge that they are bound by the terms of the Confidentiality Agreement dated March 18, 1994 between Seller and Buyer and hereby extend the term of such Confidentiality Agreement so that it will expire three years after the Closing Date. In addition, Seller and Buyer agree that they will keep confidential and not disclose to any non-Affiliated third party any of the terms or provisions of this Agreement for a period of three years after the Closing Date, except for disclosure of information that:

                  (a) is or becomes publicly available by other than unauthorized disclosure;

                  (b) is made pursuant to the requirement or request of a Government Authority of competent jurisdiction to the extent such disclosure is required by an applicable law or Order, and sufficient notice is given by the disclosing Party to the other Party to permit the other Party to seek an appropriate protective order or exemption from such requirement or request, if it so desires. If such protective order or other remedy is not obtained, or if the other Party waives compliance with the provisions of this Section 15.20 for this purpose, the disclosing Party shall furnish only that portion of the information that is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the information by the Government Authority.

         15.21 NO PRESUMPTION AGAINST DRAFTER. Buyer and Seller have each fully participated in the negotiation and drafting of this Agreement. If an ambiguity, question of intent or question of interpretation arises, this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference or conclusion drawn against either Party by virtue of the fact that its representative has authored this Agreement or any of the terms of it.



                            [SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Parties have executed this Terminal Purchase and Sales Agreement as of the date first above written.

                                         EXXONMOBIL OIL CORPORATION

                                         By:    /s/  Janice K. Kane
                                                --------------------------------
                                         Name:  Janice K. Kane
                                                --------------------------------
                                         Title: Global Logistics Business
                                                Development Manager
                                                --------------------------------

                                         BUCKEYE TERMINALS, LLC

                                         By:    /s/ Robert A. Malecky
                                                --------------------------------
                                         Name:  Robert A. Malecky
                                                --------------------------------
                                         Title: VP Marketing
                                                --------------------------------

                       SCHEDULES AND EXHIBITS TO AGREEMENT

         In accordance with Item 601(b)(2) of Regulation S-K, the foregoing schedules and exhibits have been omitted. Buckeye Partners, L.P. agrees to supplementally furnish a copy of any omitted schedule or exhibits to the SEC upon request.